As filed with the Securities and Exchange Commission on March 1, 2011
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Citigroup Inc.	Delaware	52-1568099
Citigroup Capital XXII	Delaware	51-0633090
Citigroup Capital XXIII	Delaware	26-6123260
Citigroup Capital XXIV	Delaware	26-6124086
Citigroup Capital XXV	Delaware	26-6124106
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Numbers)

399 Park Avenue
New York, NY 10043
(212) 559-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie Bell Lindsay, Esq.
General Counsel-Capital Markets and Corporate Reporting
Citigroup Inc.
399 Park Avenue
New York, NY 10043
(212) 559-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregory A. Fernicola, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000	Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: At such time (from time to time) as agreed upon by Citigroup Inc. and the Underwriters in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

(continued on the following page)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be registered/Proposed maximum	Amount of
Title of each class of securities	offering price per unit/Proposed maximum	registration
to be registered	offering price(1)	fee(2)
Debt Securities of Citigroup Inc.	(1)		(2)
Common Stock Warrants of Citigroup Inc.	(1)		(2)
Index Warrants of Citigroup Inc.	(1)		(2)
Preferred Stock of Citigroup Inc.	(1)		(2)
Depositary Shares of Citigroup Inc.	(1)		(2)
Common Stock of Citigroup Inc.	(1)		(2)
Capital Securities of the Capital Securities Trusts	(1)		(2)
Junior Subordinated Debt Securities	(1)		(2)
Guarantees of Capital Securities of the Trusts and Certain Back-Up Obligations	(1)		(2)
Stock Purchase Contracts of Citigroup Inc.	(1)		(2)
Stock Purchase Units of Citigroup Inc.	(1)		(2)
Total	$86,132,644.27 (1)	$10,000.00	(2)(3)

(1)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended, or the Securities Act. The aggregate maximum offering price of all securities issued by the Registrants pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $86,132,644.27 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities and may be offered or sold by affiliates of the Registrants in market-making transactions.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other securities registered hereby. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrants.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

This prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2011

PROSPECTUS

May Offer —

Debt Securities
Common Stock Warrants
Index Warrants
Preferred Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Common Stock

Citigroup will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, the accompanying prospectus supplement and any applicable pricing supplement carefully before you invest. Citigroup may offer and sell these securities to or through one or more underwriters, dealers and agents, including Citigroup Global Markets Inc, a broker-dealer subsidiary of Citigroup, or directly to purchasers, on a continuous or delayed basis. The common stock of Citigroup Inc. is listed on the New York Stock Exchange and trades under the ticker symbol “C”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Citigroup. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is            , 2011

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Citigroup and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Citigroup may offer;

•	the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 6 for information on Citigroup, including its financial statements.

Citigroup Inc.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide a broad range of financial products and services to consumers, corporations, governments and institutions. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup’s activities are conducted through the Regional Consumer Banking, Institutional Clients Group, Citi Holdings and Corporate/Other business segments. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup’s principal executive office is at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

The Securities Citigroup May Offer

Citigroup may use this prospectus to offer up to $           of:

•	debt securities;

•	common stock warrants;

•	index warrants;

•	preferred stock;

•	depositary shares;

•	stock purchase contracts;

•	stock purchase units; and

•	common stock.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of, and important United States federal income tax considerations in respect of, any of these offered securities.

Debt Securities

Debt securities are unsecured general obligations of Citigroup in the form of senior or subordinated debt. Senior debt includes Citigroup’s notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.

The senior and subordinated debt will be issued under separate indentures between Citigroup and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see “Description of Debt Securities” below. You are also encouraged to read the indentures, which are included or incorporated by reference in Citigroup’s registration statement of which this prospectus forms a part, Citigroup’s most recent annual report on Form 10-K, Citigroup’s quarterly reports on Form 10-Q filed after the Form 10-K and Citigroup’s current reports on Form 8-K filed after the period covered by Citigroup’s most recent annual report on Form 10-K. You can receive copies of these documents by following the directions on page 6.

General Indenture Provisions that Apply to Senior and Subordinated Debt

•	Neither indenture limits the amount of debt that Citigroup may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup, although the senior debt indenture does limit Citigroup’s ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under “Description of Debt Securities — Covenants.”

•	The senior debt indenture allows for different types of debt securities, including indexed securities, to be issued in series.

•	The indentures allow Citigroup to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company generally would be required to assume Citigroup’s responsibilities for the debt. Unless the transaction resulted in a default, Citigroup would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

•	The indentures provide that holders of 66 2/3% of the principal amount of the senior debt securities and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series may vote to change Citigroup’s obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder affected consents to the change.

•	Citigroup may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Citigroup’s obligations under the particular securities when due.

•	The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

Events of Default and Defaults

The events of default specified in the senior debt indenture and defaults under the subordinated debt indenture include:

•	failure to pay principal when due;

•	failure to pay required interest for 30 days;

•	failure to make a required scheduled installment payment to a sinking fund for 30 days;

•	failure to perform other covenants for 90 days after notice;

•	certain events of insolvency or bankruptcy, whether voluntary or not; and

•	any additional events as may be set forth in the applicable prospectus supplement.

Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are certain events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default which is not also an event of default.

Remedies

Senior Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

Subordinated Indenture: If there were an event of default involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities. The occurrence of a default for any reason other than these events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the subordinated debt securities be paid immediately.

Common Stock Warrants

Citigroup may issue common stock warrants independently or together with any securities. Citigroup will issue any common stock warrants under a separate common stock warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the common stock warrant agreement, which will be filed as an exhibit to one of Citigroup’s future current reports and incorporated by reference in its registration statement of which this prospectus forms a part.

Common stock warrants are securities pursuant to which Citigroup may sell or purchase common stock. The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement.

Index Warrants

Citigroup may issue index warrants independently or together with debt securities. Citigroup will issue any series of index warrants under a separate index warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the index warrant agreement, which will be filed as an exhibit to one of Citigroup’s future current reports and incorporated by reference in its registration statement of which this prospectus forms a part.

Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

Citigroup will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange (“NYSE”), NYSE Arca, the NASDAQ Global Market or the Chicago Board Options Exchange.

The index warrant agreement for any series of index warrants will provide that holders of a majority of the total principal amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe the important tax considerations.

Preferred Stock

Citigroup may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Citigroup, voting rights and conversion rights.

Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Citigroup’s common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

Depositary Shares

Citigroup may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Citigroup’s registration statement of which this prospectus forms a part.

Stock Purchase Contracts and Stock Purchase Units

Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units, consisting of a stock purchase contract and any combination of debt securities, capital securities, junior subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities. The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

Common Stock

Citigroup may issue common stock, par value $.01 per share. Holders of common stock are entitled to receive dividends when declared by Citigroup’s board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Use of Proceeds

Citigroup will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its operating units and subsidiaries, financing possible acquisitions or business expansion and refinancing or extending the maturity of existing debt obligations. Citigroup may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under “Use of Proceeds and Hedging.”

Plan of Distribution

Citigroup may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will explain the ways Citigroup sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup is granting the underwriters, dealers or agents.

If Citigroup uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

Citigroup expects that the underwriters for any offering will include one or more of its broker-dealer subsidiaries, including Citigroup Global Markets Inc. These broker-dealer subsidiaries also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup or any of its subsidiaries may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities. Offerings in which Citigroup’s broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc. addressing conflicts of interest when distributing the securities of an affiliate.

Ratio of Income to Fixed Charges and
Ratio of Income to Combined Fixed Charges
Including Preferred Stock Dividends

The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for each of the five most recent fiscal years.

	Year Ended December 31,
	2010	2009	2008	2007	2006

Ratio of income to fixed charges (excluding interest on deposits)	1.78	NM	NM	1.01	1.81
Ratio of income to fixed charges (including interest on deposits)	1.52	NM	NM	1.01	1.51
Ratio of income to combined fixed charges including preferred stock dividends (excluding interest on deposits)	1.78	NM	NM	1.01	1.80
Ratio of income to combined fixed charges including preferred stock dividends (including interest on deposits)	1.52	NM	NM	1.01	1.50

NM: Not meaningful.

Where You Can Find More Information

As required by the Securities Act of 1933, Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference

Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09924):

•	Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 25, 2011;

•	Current Reports on Form 8-K filed on January 10, 2011, January 12, 2011, January 13, 2011, January 18, 2011 (to the extent filed with the SEC), January 20, 2011, January 21, 2011, January 25, 2011, February 1, 2011, February 17, 2011, February 18, 2011 and February 28, 2011; and

•	Registration Statement on Form 8-B, dated May 10, 1998, describing Citigroup’s common stock, including any amendments or reports filed for the purpose of updating such description.

In no event, however, will any of the information that Citigroup furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

All documents filed by Citigroup specified in Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Document Services
540 Crosspoint Parkway
Getzville, NY 14068
(716) 730-8055 (tel.)
(877) 936-2737 (toll free)

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. Citigroup is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in other information incorporated by reference in this prospectus are forward-looking statements within the meaning of the rules and regulations of the SEC. Generally, forward-looking statements are not based on historical facts but instead represent only Citigroup’s and management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, and similar expressions, or future or conditional verbs such as will, should, would and could.

Such statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus and the accompanying prospectus supplement and the factors listed under “Forward-Looking Statements” and described under “Risk Factors” in Citigroup’s 2010 Annual Report on Form 10-K.

CITIGROUP INC.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide a broad range of financial products and services to consumers, corporations, governments and institutions. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup’s activities are conducted through the Regional Consumer Banking, Institutional Clients Group, Citi Holdings and Corporate/Other business segments. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup is a holding company and services its obligations primarily by earnings from its operating subsidiaries. However, Citigroup may augment, and during the recent financial crisis did augment, its capital through issuances of common stock, convertible preferred stock, preferred stock, equity issued through awards under employee benefits plans, and, in the case of regulatory capital, through the issuance of subordinated debt underlying trust preferred securities. Citigroup’s subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup’s ability to pay dividend is currently restricted due to its agreements with the U.S. government, generally for so long as the U.S. government continues to hold Citigroup’s trust preferred securities. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

The principal office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

USE OF PROCEEDS AND HEDGING

General.  Citigroup will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units;

•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

•	financing possible acquisitions or business expansion; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup expects to incur additional indebtedness in the future to fund its businesses. Citigroup or one or more subsidiaries may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.

Use of Proceeds Relating to Index Warrants and Indexed Notes.  Citigroup or one or more of its subsidiaries may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the underlying assets. Citigroup or one or more of its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.

Citigroup expects that it or one or more of its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup or one or more of its subsidiaries may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

In addition, Citigroup or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

If Citigroup or one or more of its subsidiaries has a long hedge position in, or options, futures contracts or swaps or options on the foregoing, or other derivative or similar instruments related to, the index or underlying assets, Citigroup or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup or one or more of its subsidiaries may receive a profit from the hedging activities, even if the market value of the index warrants or indexed notes declines. Citigroup is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

Citigroup has no reason to believe that its hedging activities, as well as those of its subsidiaries, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup cannot guarantee you that its hedging activities, as well as those of its subsidiaries, will not affect such prices or values. Citigroup will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

EUROPEAN MONETARY UNION

The foreign currencies in which debt securities may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single Euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the “participating member states”).

The current seventeen participating member states are: Austria, Belgium, Cyprus, Estonia, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovakia, Slovenia and Spain. Other member states of the European Union may also become participating member states of the single Euro currency.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be unsecured obligations of Citigroup and will be either senior or subordinated debt. Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” Forms of the indentures have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 under the Securities Act of 1933, as amended, of which this prospectus forms a part.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the indentures may be obtained from Citigroup or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

As used in this prospectus, the term “supplement” means either a prospectus supplement or a pricing supplement, as applicable.

Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the senior debt indenture and under the subordinated indenture will be The Bank of New York Mellon (formerly known as The Bank of New York). Citigroup has appointed Citibank, N.A. to act as paying agent under each indenture.

General

The indentures provide that unsecured senior or subordinated debt securities of Citigroup may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup. Citigroup also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.

United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup at a discount or a premium will be described in the applicable supplement.

Because Citigroup is a holding company, the claims of creditors of Citigroup’s subsidiaries will have a priority over Citigroup’s equity rights and the rights of Citigroup’s creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The applicable supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the indenture under which the debt securities are being issued;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•	if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	if any payments may be made at the election of Citigroup or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities (Section 2.02).

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Citigroup will be set forth in the supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Citigroup to be received by the holders of such debt securities may be adjusted.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not redeemable prior to maturity, except upon the occurrence of certain tax events described below under “— Redemption for Tax Purposes.” The redemption price for the debt securities upon the occurrence of certain tax events will be 100% of the principal amount thereof plus accrued interest to the date of the redemption.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not subject to any sinking fund.

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof (Section 2.01). The supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable supplement. However, when interests in such debt securities are held through The Depositary Trust Company (“DTC”), all payments in respect of such debt securities will be made in U.S. dollars, unless the holder of a beneficial interest in the DTC debt securities elects to receive payment in the foreign currency specified in the applicable supplement. See “— Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversion” below.

Citigroup may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities under the indenture as the debt securities initially issued.

The senior debt securities will be issued only in registered form. The subordinated debt securities may be issued in registered form, bearer form, or both; however, unless otherwise specified in connection with a particular offering of subordinated debt securities, the subordinated debt securities will be issued in registered form. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such bearer securities will be described in the applicable supplement. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “— Book-Entry Procedures and Settlement.”

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Section 2.05) Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable supplement.

Unless otherwise specified in connection with a particular offering of debt securities denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between Citigroup and Citibank, N.A., London office, as registrar, fiscal agent and principal paying agent. The terms “registrar,” “fiscal agent,” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement. Unless otherwise specified in connection with a particular offering of debt securities, copies of the fiscal agency agreement are available for inspection during usual business hours at the principal office of Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England, and at the office of Dexia Banque Internationale à Luxembourg S.A., as long as the debt securities are listed on the Luxembourg Stock Exchange.

Payments of Principal and Interest

Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “— Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “— Definitive Notes and Paying Agents.”

Unless otherwise specified in connection with a particular offering of debt securities, interest on the debt securities will be paid as follows:

Interest Payment Frequency	Interest Payment Dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the debt security was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the debt security was issued.
Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the debt security was issued.
Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the debt security was issued.

Unless otherwise specified in connection with a particular offering of debt securities, all payments of interest on debt securities paying a fixed rate of interest (“fixed rate notes”) will be made to the persons in whose names the fixed rate notes are registered at the close of business on the first Business Day of the month in which payment is to be made, and all payments of interest on debt securities paying a floating rate of interest (“floating rate notes”) will be made to the persons in whose names the floating rate notes are registered at the close of business on the Business Day preceding an interest payment date.

If an interest payment date for a fixed rate note or the maturity date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in connection with a particular offering of debt securities, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.

Unless otherwise specified in connection with a particular offering of debt securities, in this section, “Business Day” means any day which is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; (c) in New York and London and which is also a TARGET business day (“TARGET”), in the case of Euro-denominated debt securities. A “TARGET business day” is a day on which TARGET 2 is open for the settlement of payment in Euro, and “TARGET 2” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. Unless otherwise specified in connection with a particular offering of debt securities, in the case of Canadian dollar-denominated debt securities, “Business Day” shall mean any Toronto business day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

Interest Rate Determination

Fixed Rate Notes

Unless otherwise specified in connection with a particular offering of debt securities, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable supplement until its principal amount is paid or made available for payment.

Unless otherwise specified in connection with a particular offering of debt securities, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on U.S.-dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of ¥1 to be rounded upwards to the nearest ¥1 per debt security. The rounding convention for any other currency will be set forth in the applicable supplement.

Floating Rate Notes

Each floating rate note will bear interest at the interest rate specified in the supplement relating to a particular series of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date.

The first interest period will commence on the day the floating rate notes are issued and will end on the day preceding the next following interest payment date.

The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable supplement, as determined on the relevant interest determination date (defined below for each base rate), plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement and the spread multiplier is the percentage specified in the applicable supplement.

Each floating rate note will bear interest for each interest period at a rate determined by Citibank, N.A., acting as calculation agent. Promptly upon determination, the calculation agent will inform the trustee and Citigroup of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Citigroup. As long as the floating rate notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange shall be notified of the interest rate, the amount of the interest payment and the interest payment date for a particular interest period not later than the first day of such interest period. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

The applicable supplement will designate one of the following base rates as applicable to an offering of floating rate notes:

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	EURIBOR;

•	CDOR; or

•	such other rate or interest rate formula as is set forth in the applicable supplement and in such floating rate note.

The following terms are used in describing the various base rates:

The “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Federal Reserve.

“H.15 Daily Update” means the daily update of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update or any successor site or publication.

Unless otherwise specified in connection with a particular offering of debt securities, in this section, business day means:

•	for any floating rate note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York City, London, or the place in which the floating rate note or its coupon is to be presented for payment;

•	for LIBOR floating rate notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

•	for floating rate notes having a specified currency other than U.S. dollars only, other than Euro-denominated floating rate notes, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

•	for EURIBOR floating rate notes and Euro-denominated floating rate notes, a TARGET business day.

As used above, a “principal financial center” means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars, New Zealand dollars and Swiss francs, the principal financial center may be specified in the applicable supplement as Sydney, Toronto, Auckland and Zurich, respectively.

Unless otherwise specified in connection with a particular offering of debt securities, each of the following base rates will be determined by the calculation agent as described below. Unless otherwise specified in connection with a particular offering of debt securities, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

LIBOR Notes.  Each LIBOR note will bear interest for each interest period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine LIBOR on each interest determination date. The interest determination date is the second London business day prior to each interest period.

On an interest determination date, the calculation agent will determine LIBOR for each interest period as follows.

The calculation agent will determine the offered rates for deposits in a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency for the period of the index maturity specified in the applicable supplement commencing on the interest determination date, which appear on the “designated LIBOR page” at approximately 11:00 a.m., London time, on that date.

•	If “Reuters LIBOR01” is designated, or if no LIBOR page is specified in the applicable supplement as the method for calculating LIBOR, “designated LIBOR page” means the display on Reuters 3000 Xtra Service (“Reuters”) on page LIBOR01 for the purpose of displaying the London interbank offered rates of major banks for the specified currency. If the relevant Reuters page is replaced by another page, or if Reuters is replaced by a successor service, then “Reuters LIBOR01” means the replacement page or service selected to display the London interbank offered rates of major banks for the specified currency.

If LIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine LIBOR as follows.

•	The calculation agent (after consultation with Citigroup) will select four major banks in the London interbank market.

•	The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, LIBOR for the interest period will be the arithmetic average of those quotations.

(2)	If fewer than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in New York City and follow the steps in the two bullet points below.

•	The calculation agent will then determine LIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the interest determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest period will be the same as for the immediately preceding interest period.

Treasury Rate Notes.  Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable supplement.

The calculation agent will determine the Treasury Rate on each interest determination date. The interest determination date for each interest period will be the day of the week in which the beginning of that interest period falls on which treasury securities are normally auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the Friday of the week preceding an interest period, that Friday will be the interest determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest determination date for a Treasury Rate note, then that interest determination date will instead be the business day immediately following the auction date.

Unless “Constant Maturity” is specified in the applicable supplement, the Treasury Rate for each interest period will be the rate for the auction held on the Treasury Rate determination date for such interest period of treasury securities (as defined below) as such rate appears on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION10”) or page USAUCTION11 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION11” opposite the caption “INVEST RATE.” Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable Note or supplement.

If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

(1)	If the Treasury rate is not published prior to 3:00 p.m., New York City time on the earlier of 1) the tenth calendar day after the interest determination date or, if that day is not a business day, the next succeeding business day, or 2) the business day immediately preceding the applicable interest payment date or maturity date, as the case may be (the “calculation date”), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Auction High” on the interest determination date.

(2)	If the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on the interest determination date.

(3)	If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the interest determination date of the applicable treasury securities published in H.15(519) opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)	If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the calculation date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market” on the interest determination date.

(5)	If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three primary United States government securities dealers selected by the calculation agent (after consultation with Citigroup), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable supplement.

(6)	If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no preceding interest period, the Treasury Rate will be the initial interest rate.

Bond Equivalent Yield will be expressed as a percentage and calculated as follows:

Bond Equivalent Yield	=	D × N	× 100

360 − (D × M)

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Prime Rate Notes.  Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable supplement.

The calculation agent will determine the Prime Rate for each interest period on each interest determination date. The interest determination date is the second business day prior to each interest period. The Prime

Rate will be the rate made available and subsequently published on that date in H.15(519) opposite the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above.

•	If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date that is published in the H.15 Daily Update other recognized electronic source used for the purpose of displaying that rate, opposite the caption “Bank Prime Loan.”

•	If the rate referred to above is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the USPRIME1 page (or such other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the interest determination date.

•	If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City (after consultation with Citigroup). The Prime Rate will be the arithmetic average of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the interest determination date.

•	If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate for the immediately preceding interest period, or if there was no interest period, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME1 page” means the display which appears on the display on Reuters (or any successor service) as page “USPRIME1” (or any other page as may replace such page), for the purpose of displaying prime rates or base lending rates of major United States banks.

EURIBOR Notes.  Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine EURIBOR on each interest determination date. The interest determination date is the second TARGET business day prior to each interest period.

On an interest determination date, the calculation agent will determine EURIBOR for each interest period as follows.

The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable supplement, in amounts of at least €1,000,000, commencing on the interest determination date, which appears on the display on Reuters (or any successor service) on EURIBOR1 (or any other page as may replace such page on such service) as of 11:00 a.m., Brussels time, on that date.

If EURIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine EURIBOR as follows.

•	The calculation agent (after consultation with Citigroup) will select four major banks in the Euro-zone interbank market.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least €1,000,000 that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, EURIBOR will be the arithmetic average of those quotations.

(2)	If less than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in the Euro-zone and follow the steps in the two bullet points below.

•	The calculation agent will then determine EURIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least €1,000,000 that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period.

“Euro-zone” means the region comprised of member states of the European Union that adopted the Euro as their single currency.

CDOR Rate Notes.  Each CDOR note will bear interest for each interest period at an interest rate equal to the Canadian dollar three-month Banker’s Acceptance Rate (“CDOR”) and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

The following procedures will be followed if CDOR cannot be determined as described above.

•	If the rate is not published prior to 10:00 a.m., Toronto time, on the interest determination date, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date.

•	If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•	If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

Floating/Fixed Rate Notes.  The applicable supplement may provide that a debt security will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the debt security will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified herein and in the applicable supplement.

Dual Currency Debt Securities

Citigroup may from time to time offer dual currency debt securities on which Citigroup has the option of making all payments of principal and interest on such debt securities, the payments on which would otherwise be made in the specified currency of those debt securities, in the optional payment currency specified in the applicable supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable supplement.

The supplement for each issuance of dual currency debt securities will specify, among other things, the specified currency; the optional payment currency; and the designated exchange rate. The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency debt securities. Each option election date will be a particular number of days before an interest payment date or maturity, as set forth in the applicable supplement. Each option election date will be the date on which Citigroup may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

If Citigroup makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable supplement. Unless otherwise specified in connection with a particular offering of debt securities, if such an election is made, notice of the election will be provided in accordance with the terms of the dual currency debt securities within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Unless otherwise specified in the applicable supplement, any such notice by Citigroup, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup had made the payment in the specified currency.

For United States federal income tax purposes, holders of dual currency debt securities may need to comply with rules which differ from the general rules applicable to holders of other types of debt securities offered by this prospectus. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency debt securities will be set forth in the applicable supplement.

Extension of Maturity

If so stated in the supplement relating to a particular offering of debt securities, Citigroup may extend the stated maturity of those debt securities for an extension period. Unless otherwise specified in connection with a particular offering of debt securities, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the supplement.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may exercise its option for a particular offering of debt securities by notifying the trustee for that series at least 45 but not more than 60 days prior to the original stated maturity of the debt security. Not later than 40 days prior to the original stated maturity of the debt security, the trustee for the debt securities will provide notice of the extension to the holder, in accordance with “— Book-Entry Procedures and Settlement — Notices” below. The extension notice will set forth among other items: the election of Citigroup to extend the stated maturity of the debt security; the new stated maturity; in the case of a fixed rate note, the interest rate applicable to the extension period; in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

Unless otherwise specified in connection with a particular offering of debt securities, upon the provision by such trustee of an extension notice in accordance with “Book-Entry Procedures and Settlement — Notices” below, the stated maturity of the debt security will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the debt security will have the same terms as prior to the extension notice.

Despite the foregoing and unless otherwise specified in connection with a particular offering of debt securities, not later than 20 days prior to the original stated maturity of the debt security, Citigroup may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the debt security and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Citigroup may so act by causing the trustee for the debt security to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with “— Book-Entry Procedures and Settlement — Notices” below, to the holder of the debt security. Unless otherwise specified in connection with a particular offering of debt securities, the notice will be irrevocable. Unless otherwise specified in connection with a particular offering of debt securities, all debt securities for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

If so stated in the supplement relating to a particular offering of debt securities, the holder of a debt security of which Citigroup elects to extend maturity may have the option of early redemption, repayment or repurchase.

Listing

Unless otherwise specified in connection with a particular offering of debt securities, application will be made to list and trade the debt securities on the regulated market of the Luxembourg Stock Exchange.

Directive 2006/43/EC of the European Parliament and of the Council of 17 May 2006 on statutory audits of annual accounts and consolidate accounts, (the “Statutory Audit Directive”) entered into force on 29 June 2006. It requires member states to take measures necessary to comply with the Statutory Audit Directive by 29 June 2008.

Amongst other things the Statutory Audit Directive requires that, where an issuer’s securities are admitted to trading on a regulated market in any member state of the European Economic Area (the “EEA”) and its auditor is from a country outside the EEA then, unless covered by an exemption or derogation, that auditor must be registered in that member state and be subject to that member state’s system of oversight, quality assurance, investigation and penalties. The Statutory Audit Directive further provides that audit reports issued by auditors from countries outside the EEA which are not so registered (or covered by an exemption or derogation) shall have no legal effect in the relevant member state.

As a result of having securities admitted to trading on the Regulated Market of the Luxembourg Stock Exchange, Citigroup will be required by Directive 2004/109/EC of the European Parliament and of the Council of 15 December 2004 on the harmonization of transparency requirements in relation to information about issuers whose securities are admitted to trading on a regulated market (the “Transparency Directive”) and implementing measures in Luxembourg to publish at the latest four months after the end of each of its financial years an annual financial report containing, amongst other things, its audited financial statements.

On May 27, 2008, the European Commission published a draft Decision proposing a period of transitional relief to run from 29 June 2008 to 1 July 2010. According to the proposal, during this period auditors from certain countries outside the EEA need not be registered in accordance with the Statutory Audit Directive provided that the auditor supplies the competent authority in the relevant member state with certain information.

As of the date of this prospectus, Citigroup’s auditors are registered pursuant to the Statutory Audit Directive and implementing measures (or covered by an exemption or derogation) in Luxembourg, but the proposed transitional relief is available to them. By the date on which Citigroup will be obliged pursuant to the Transparency Directive and implementing measures in Luxembourg to publish its first annual financial report after the date of expiration of the proposed transitional relief Citigroup may determine that, as a result of the Statutory Audit Directive, the Transparency Directive or implementing measures in Luxembourg, it has become impracticable or unduly burdensome to maintain the admission of securities to trading on the regulated market of the Luxembourg Stock Exchange. In such event Citigroup may seek an alternative admission to listing, trading and/or quotation for the Notes on a different market segment of the Luxembourg stock exchange or by such other competent authority, stock exchange and/or quotation system inside or outside the EEA as it may decide.

If such an alternative admission is not available to Citigroup or is, in Citigroup’s opinion, unduly burdensome, an alternative admission may not be obtained. Notice of any de-listing and/or alternative admission will be given as described under “— Book-Entry Procedures and Settlement — Notices” below.

Payment of Additional Amounts

Obligation to Pay Additional Amounts

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will pay additional amounts to the beneficial owner of any debt security that is a non-United States person in order to ensure that every net payment on such debt security will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a “net payment” on a debt security means a payment by Citigroup or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the debt security.

Exceptions

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

(1)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past; or

•	having or having had a permanent establishment in the United States.

(3)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

•	personal holding company;

•	foreign private foundation or other foreign tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid United States federal income tax.

(4)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote or by reason of the beneficial owner being a bank that has invested in a debt security as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, “beneficial owner” means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(5)	Additional amounts will not be payable to any beneficial owner of a debt security that is a:

•	fiduciary;

•	partnership;

•	limited liability company; or

•	other fiscally transparent entity

or that is not the sole beneficial owner of the debt security, or any portion of the debt security. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

(6)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

(7)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by Citigroup or a paying agent.

(8)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(9)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(10)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, withholding, deduction or other governmental charge.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

(12)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See “— EU Directive on the Taxation of Savings Income” below.

(13)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section (“Payment of Additional Amounts”) and under “— Redemption for Tax Purposes” below, Citigroup will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

Relevant Definitions

As used in this prospectus, “United States person” means:

•	any individual who is a citizen or resident of the United States;

•	any corporation, partnership or other entity treated as a corporation or a partnership created or organized in or under the laws of the United States or any political subdivision thereof;

•	any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and

•	any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

Additionally, “non-United States person” means a person who is not a United States person, and “United States” means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

Redemption for Tax Purposes

Redemption Procedure

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may, at its option, redeem a series of debt securities as a whole, but not in part, on not less than 30 nor more than 60 days’ prior notice, only in the circumstances described in items (1) or (2) below under “— Redemption Circumstances.” To redeem, Citigroup must pay a redemption price equal to 100% of the principal amount of the debt securities, together with accrued interest to the redemption date.

Redemption Circumstances

Unless otherwise specified in connection with a particular offering of debt securities, there are two sets of circumstances in which Citigroup may redeem the debt securities in the manner described above under “— Redemption Procedure”:

(1)	Citigroup may redeem a series of debt securities if:

•	Citigroup becomes or will become obligated to pay additional amounts as described under “— Payment of Additional Amounts” above;

•	the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of the supplement relating to the original issuance of notes which form a series; and

•	Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup.

(2)	Citigroup may also redeem a series of debt securities if:

•	any act is taken by a taxing authority of the United States on or after the date of the supplement relating to the original issuance of notes which form a series, whether or not such act is taken in relation to Citigroup or any subsidiary, that results in a substantial probability that Citigroup will or may be required to pay additional amounts as described under “— Payment of Additional Amounts” above;

•	Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup; and

•	Citigroup receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that Citigroup will or may be required to pay the additional amounts described under “— Payment of Additional Amounts” above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Citigroup is entitled to redeem a series of debt securities pursuant to their terms.

Book-Entry Procedures and Settlement

Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the relevant trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the relevant trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversion” below.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)	the depositary is unwilling or unable to continue as depositary for such global security and Citigroup is unable to find a qualified replacement for the depositary within 90 days;

(b)	at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c)	Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise specified in connection with a particular offering of debt securities, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $100,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The Depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under “— Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities under the applicable indenture.

The applicable indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive debt security, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Citigroup’s paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars) and, if the definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg. Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Citigroup’s paying agents. Citigroup also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup’s paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 388 Greenwich Street, 14th Floor, New York, New York. Citigroup’s paying agent in London is Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England. Citigroup’s paying agent and transfer agent in Luxembourg is Dexia Banque Internationale à Luxembourg S.A., currently located at 69, route d’Esch, L-2953 Luxembourg. As long as the debt securities are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Citigroup will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in London and Luxembourg. See “— Notices” below.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Citibank, N.A., listed above and, so long as definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the transfer agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Citibank, N.A. and the Luxembourg transfer agent. Upon surrender, Citigroup will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Citibank, N.A. or the Luxembourg transfer agent, as requested by the owner of such new debt securities. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. In addition, so long as the securities are listed on the Luxembourg Stock Exchange, notices will also be made by publication in a leading newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

Governing Law

The senior debt indenture, the subordinated debt indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds

Unless otherwise specified in connection with a particular offering of debt securities, all funds deposited with the relevant trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Citigroup upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Citigroup, and the trustee and paying agents will have no liability therefor.

Prescription

Under New York’s statute of limitations, any legal action to enforce Citigroup’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Citigroup’s payment obligations will generally become unenforceable.

EU Directive on the Taxation of Savings Income

As of the date of this prospectus, under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system). As indicated above under “— Payment of Additional Amounts — Exceptions”, no additional amounts will be payable with respect to a debt security if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the directive in their particular circumstances.

Senior Debt

The senior debt securities will be issued under the senior debt indenture, will be unsecured obligations of Citigroup and will rank on an equal basis with all other unsecured senior indebtedness of Citigroup, whether existing at the time of issuance or created thereafter.

Subordinated Debt

The subordinated debt securities will be issued under the subordinated debt indenture, will be unsecured obligations of Citigroup, will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all “Senior Indebtedness” (as defined below) of Citigroup and will rank equally with all other unsecured and subordinated indebtedness of Citigroup, whether existing at the time of issuance or created thereafter, other than subordinated indebtedness which is designated as junior to the subordinated debt securities.

If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

•	securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Indebtedness; and

•	payments made from a defeasance trust as described below.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full. (Subordinated Debt Indenture, Section 14.01).

“Senior Indebtedness” means:

(1) the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, as the same may be amended, modified or supplemented from time to time;

(2) all capital lease obligations of Citigroup;

(3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

(4) all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

(5) all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup whether or not such obligation is assumed by Citigroup;

but Senior Indebtedness does not include;

(A) any indebtedness issued prior to July 23, 2004 under the subordinated debt indenture;

(B) any indebtedness issued by Citigroup under an indenture with Bank One Trust Company, N.A., dated as of July 17, 1998, as supplemented;

(C) any indebtedness issued to a Citigroup Trust before May 31, 2004 under the indenture, dated as of October 7, 1996, between Citigroup and JPMorgan Chase Bank, as supplemented (the “1996 junior subordinated debt indenture”);

(D) any guarantee entered into by Citigroup before May 31, 2004 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 1996 junior subordinated debt indenture; and

(E) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with the subordinated debt securities and the issuance of which (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

“Citigroup Trust” means each of Citigroup Capital III, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII, Citigroup Capital XIII, Citigroup Capital XIV, Citigroup Capital XV, Citigroup Capital XVI, Citigroup Capital XVII, Citigroup Capital XVIII, Citigroup Capital XIX, Citigroup Capital XX, Citigroup Capital XXI, Citigroup Capital XXII, Citigroup Capital XXIII, Citigroup Capital XXIV, Citigroup Capital XXV, Citigroup Capital XXXII and Citigroup Capital XXXIII, each a Delaware statutory trust, or any other similar trust created for the purpose of issuing preferred securities in connection with the issuances of junior subordinated debt securities under the indenture, the junior subordinated debt indentures or the junior junior subordinated debt indentures.

Covenants

Limitations on Liens.  The senior debt indenture provides that Citigroup will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of senior debt securities and, at Citigroup’s option, any other senior indebtedness ranking equally with such series of senior debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Senior Debt Indenture, Section 5.04). The subordinated debt indenture does not contain a similar provision.

“Significant Subsidiary” means a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

•	Citigroup’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•	Citigroup’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•	Citigroup’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of Citigroup and its Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Senior Debt Indenture, Sections 1.02 and 5.04).

Limitations on Mergers and Sales of Assets.  The indentures provide that Citigroup will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

•	either (1) Citigroup is the continuing corporation, or (2) the successor corporation, if other than Citigroup, expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture; and

•	in the case of the senior debt indenture or if provided in the applicable supplement for a series of subordinated debt, immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Senior Debt Indenture, Sections 5.05 and 14.01; Subordinated Debt Indenture, Section 15.01).

Limitations on Future Issuances of Subordinated Debt Securities under the Subordinated Debt Indenture.  The subordinated debt indenture provides that any subordinated debt securities issued under the subordinated debt indenture shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Federal Reserve System or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve System.

Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indentures

Under the indentures, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

Citigroup and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

No such modification may, without the consent of the holder of each security so affected:

•	change the fixed maturity of any such securities;

•	reduce the rate of interest on such securities;

•	reduce the principal amount of such securities or the premium, if any, on such securities;

•	reduce the amount of the principal of any securities issued originally at a discount;

•	change the currency in which any such securities are payable; or

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities.

In addition, no such modification may:

•	reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

•	change, without the written consent of the trustee, the rights, duties or immunities of the trustee (Sections 13.01 and 13.02).

In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 13.02).

Events of Default and Defaults

Events of default under the senior debt indenture and defaults under the subordinated debt indenture are:

•	failure to pay required interest on any debt security of such series for 30 days;

•	failure to pay principal, other than a scheduled installment payment to a sinking fund or premium, if any, on any debt security of such series when due;

•	failure to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•	failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Senior Debt Indenture, Section 6.01; Subordinated Debt Indenture, Section 6.07).

Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default that is not also an event of default (Subordinated Debt Indenture, Sections 6.01 and 6.02).

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indenture during the preceding year (Senior Debt Indenture, Section 5.06; Subordinated Debt Indenture, Section 5.04).

No event of default regarding one series of senior debt securities issued under the senior debt indenture is necessarily an event of default regarding any other series of senior debt securities (Senior Debt Indenture, Section 6.02).

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it (Section 10.01).

If an event of default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer security and indemnity reasonably satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Section 6.07).

Defeasance

Senior Debt Indenture.  Unless otherwise specified in connection with a particular offering of debt securities, after Citigroup has deposited with the trustee cash or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup has deposited with the trustee funds in the currency specified in the applicable supplement or securities of issuers specified in the applicable supplement issued in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of such series when due, then Citigroup, at its option:

•	will be deemed to have paid and satisfied its obligations on all outstanding senior debt securities of such series, which is known as “defeasance and discharge”; or

•	will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such senior debt securities, relating to the senior debt securities of such series, which is known as “covenant defeasance.”

In the case of covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will have no United States federal income tax consequences as a result of such deposit.

When there is a defeasance and discharge, (1) the senior debt indenture will no longer govern the senior debt securities of such series, (2) Citigroup will no longer be liable for payment and (3) the holders of such senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the senior debt securities of such series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options (Senior Debt Indenture, Sections 11.03 and 11.04).

Under current United States federal income tax law, defeasance and discharge should be treated as a taxable exchange of the senior debt securities for an interest in the trust. As a consequence, each holder of the senior debt securities would recognize gain or loss equal to the difference between the value of the holder’s interest in the trust and holder’s adjusted tax basis for the senior debt securities deemed exchanged, except to the extent attributable to accrued but unpaid interest, which will be taxable as ordinary income. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the senior debt securities, except for any current interest payments. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.

Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of senior debt securities.

Subordinated Debt Indenture.  Unless otherwise specified in connection with a particular offering of subordinated debt securities, the defeasance and discharge and covenant defeasance provisions contained in the subordinated debt indenture will apply and are substantially the same as those described above for the senior debt indenture (Subordinated Debt Indenture, Sections 11.01, 11.02, 11.03, 11.04 and 11.05).

Under the subordinated debt indenture, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the subordinated debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and that United States federal income tax would be imposed on the holders in the same manner as if such defeasance and discharge had not occurred. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service.

Concerning the Trustees

Citigroup has had and may continue to have banking relationships with the trustees in the ordinary course of business.

UNITED STATES TAX DOCUMENTATION REQUIREMENTS

Introduction

The following discussion of United States tax documentation requirements does not deal with all aspects of United States federal income tax withholding or reporting that may be relevant to a beneficial owner of the debt securities. Investors should consult their tax advisors for specific advice concerning the acquisition, ownership and disposition of the debt securities.

Documentation Required in Order to Obtain an Exemption from Withholding Tax

A 30% United States federal withholding tax will generally apply to payments of interest on the debt securities to a non-United States person, unless such beneficial owner of a debt security takes one of the following steps to obtain an exemption from or reduction of the tax. The 30% tax, however, may be allowed as a refund or credit against the beneficial owner’s United States federal income tax liability. In addition, if a beneficial owner of a debt security does not properly provide the required documentation, or if such documentation is not properly transmitted to and received by the United States person required to withhold United States federal income tax, the beneficial owner could, in certain circumstances, be subject to a backup withholding tax (currently at a rate of 28%) and will not be entitled to any additional amounts from Citigroup described under “Description of Debt Securities — Payment of Additional Amounts” above.

(1) Non-United States Persons.  A beneficial owner of a debt security that is a non-United States person can obtain an exemption from the withholding tax by providing a properly completed Internal Revenue Service (“IRS”) Form W-8BEN. This exemption is not available to:

•	a controlled foreign corporation that is directly or indirectly related to Citigroup through stock ownership;

•	a person that actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of Citigroup that are entitled to vote; or

•	a bank that has invested in the debt security as an extension of credit in the ordinary course of its trade or business.

(2) Non-United States Persons with Effectively Connected Income.  A beneficial owner of a debt security that is a non-United States person, including a non-United States corporation or bank with a United States branch, that conducts a trade or business in the United States with which the interest income on a debt security is effectively connected, can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-8ECI.

(3) Non-United States Persons Entitled to Income Tax Treaty Benefits.  A beneficial owner of a debt security that is a non-United States person entitled to the benefits of an income tax treaty to which the United States is a party can obtain an exemption from or reduction of the withholding tax by providing a properly completed IRS Form W-8BEN. The availability and extent of such exemption, however, will depend upon the terms of the particular income tax treaty.

(4) United States Persons.  A beneficial owner of a debt security that is a United States person and is not otherwise exempt from backup withholding can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-9.

United States Federal Income Tax Reporting Procedure

Beneficial Owners.  A beneficial owner of a debt security is required to submit the appropriate IRS form under applicable procedures to the person through which the owner directly holds the debt security. For example, if the beneficial owner is listed directly on the books of Euroclear or Clearstream as the owner of the debt security, the IRS form must be provided to Euroclear or Clearstream, as the case may be.

Non-United States Persons Through Which Debt Securities are Held.  A non-United States person through which a debt security is held (e.g., a securities clearing organization, a bank, a financial institution, a custodian, a broker, a nominee, or any other person that acts as an agent for a beneficial owner of a debt security or otherwise holds the debt security on its behalf) generally must submit IRS Form W-8IMY to the person from which it receives payments of interest on the debt security, and may also be required to submit the IRS form of the beneficial owner of the debt security to such person and comply with other applicable procedures. Non-United States persons through which debt securities are held should consult their tax advisors regarding the tax documentation requirements applicable to them in their particular circumstances.

Special Rules May Apply if the Debt Securities are Held by a Foreign Partnership.  In the event that the debt securities are held by a foreign partnership, special rules may apply in order that payments made on the debt securities will not be subject to United States federal withholding tax. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the debt securities through a foreign partnership.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following is a general summary of United States federal income tax considerations that may be relevant to a beneficial owner of a debt security. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with beneficial owners that will hold debt securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of debt securities. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

•	controlled foreign corporations;

•	dealers in securities or currencies;

•	persons that will hold debt securities as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a “straddle” or “conversion transaction”, comprised of a debt security and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of debt securities, including any indexed notes, floating rate notes, dual currency notes or notes providing for contingent payments, will be provided in the applicable supplement. Purchasers of such notes should carefully examine the applicable supplement and should consult with their tax advisors with respect to such notes.

Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding, and disposing of the debt securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used in this summary, the term “United States holder” means a beneficial owner of a debt security who is a United States person. The term “non-United States holder” means a beneficial owner of a debt security who is not a United States holder.

United States Holders

Payments of Interest

Payments of qualified stated interest, as defined below under “Original Issue Discount,” on a debt security will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder’s method of tax accounting.

If such payments of interest are made in foreign currency with respect to a debt security that is denominated in such foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received, see “Transactions in Foreign Currency”, below). A United States holder of DTC debt securities that uses the cash method of tax accounting and receives a payment of interest in U.S. dollars should include in income the amount of U.S. dollars received. A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder’s taxable year; or

•	at such holder’s election, at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period.

Such election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made relating to a foreign currency debt security if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt securities.

Purchase, Sale and Retirement of Debt Securities

A United States holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder

•	increased by any amounts includible in income by the holder as original issue discount (“OID”) and market discount (each as described below); and

•	reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on such debt security.

In the case of a foreign currency debt security, the cost of such debt security to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot rate of exchange on that date. In the case of a foreign currency debt security that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of such debt security by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder’s tax basis in a foreign currency debt security in respect of OID, market discount and premium will be determined in the manner described under “Original Issue Discount,” “Market Discount” and “Debt Securities Purchased at a Premium” below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency debt security generally will not result in any exchange gain or loss for a United States holder.

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a debt security, a United States holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under “Payments of Interest,” and (ii) the United States holder’s adjusted tax basis in such debt security. If a United States holder receives a specified currency other than the U.S. dollar in respect of such disposition of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the debt security.

In the case of a foreign currency debt security that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of such disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Except as discussed below in connection with foreign currency gain or loss, market discount and short-term debt securities, gain or loss recognized by a United States holder on the disposition of a debt security will generally be long term capital gain or loss if the United States holder’s holding period for the debt security exceeds one year at the time of such disposition.

Gain or loss recognized by a United States holder on the disposition of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security.

Transactions in Foreign Currency

Foreign currency received as interest on, or on a disposition of, a debt security will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time such proceeds are received. The amount of gain or loss recognized on a sale or other disposition of such foreign currency will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (ii) the United States holder’s tax basis in such foreign currency.

A United States holder that purchases a debt security with previously owned foreign currency will generally recognize gain or loss in an amount equal to the difference, if any, between such holder’s tax basis in such foreign currency and the U.S. dollar fair market value of such debt security on the date of purchase. Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to foreign currency and the immediate use of such currency to purchase a debt security generally will not result in any exchange gain or loss for a United States holder.

Original Issue Discount

In General.  Debt securities with a term greater than one year may be issued with OID for United States federal income tax purposes. Such debt securities are called OID debt securities in this prospectus. United States holders generally must accrue OID in gross income over the term of the OID debt securities on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID debt security in advance of the receipt of cash attributable to such income.

OID generally will arise if the stated redemption price at maturity of the debt security exceeds its issue price by more than a de minimis amount of 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a debt security has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a debt security is the first price at which a substantial amount of debt securities is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a debt security is the sum of all payments due under the debt security, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID debt security at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID debt security will be the sum of the daily portions of OID for each day during such taxable year or any portion of such taxable year in which such a United States holder held the OID debt security. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID debt security. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

The amount of OID allocable to any accrual period generally will equal (i) the product of the OID debt security’s adjusted issue price at the beginning of such accrual period multiplied by its yield to maturity (as adjusted to take into account the length of such accrual period), less (ii) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID debt security at the beginning of any accrual period will equal the issue price of the OID debt security, as defined above, (i) increased by previously accrued OID from prior accrual periods, and (ii) reduced by any payment made on such debt security, other than payments of qualified stated interest, on or before the first day of the accrual period. The yield to maturity of an OID debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the OID debt security to equal the issue price. In the case of an OID debt security that is a floating rate debt security, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the value, as of the issue date, of the floating interest rate on the OID debt security or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the OID debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)

Foreign Currency Debt Securities.  In the case of an OID debt security that is also a foreign currency debt security, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

•	calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above; and

•	translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of such accrual period within a United States holder’s taxable year, or, at the United States holder’s election (as described above under “Payments of Interest”), at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) on the date of receipt, if such date is within five business days of the last day of the accrual period.

All payments on an OID debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID debt security, a United States holder will recognize ordinary income or loss measured by the difference between (i1) the amount received and (ii) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID debt security. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.

Acquisition Premium.  A United States holder that purchases an OID debt security for an amount less than or equal to the remaining redemption amount, but in excess of the OID debt security’s adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of such fraction is the excess of the United States holder’s adjusted tax basis in the OID debt security immediately after its purchase over the OID debt security’s adjusted issue price. The denominator of such fraction is the excess of the remaining redemption amount over the OID debt security’s adjusted issue price. For purposes of this prospectus,

•	“remaining redemption amount” means the sum of all amounts payable on an OID debt security after the purchase date other than payments of qualified stated interest.

The debt securities may have special redemption, repayment or interest rate reset features, as indicated in the applicable supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of debt securities with such features should carefully examine the applicable supplement, and should consult their tax advisors relating to such debt securities.

Market Discount

If a United States holder purchases a debt security, other than a short-term debt security, for an amount that is less than the debt security’s stated redemption price at maturity or, in the case of an OID debt security, for an amount that is less than the debt security’s revised issue price, i.e., the debt security’s issue price increased by the amount of accrued OID, the debt security will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under “Original Issue Discount”). Any gain recognized by the United States holder on the disposition of debt securities having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States holder.

Alternatively, the United States holder may elect to include market discount in income currently over the life of the debt security. Such an election will apply to market discount debt securities acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the debt security to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security.

Market discount on a foreign currency debt security will be accrued by a United States holder in the specified currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the debt security is disposed of by the United States holder. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder’s taxable year.

Short-Term Debt Securities

The rules set forth above also will generally apply to debt securities having maturities of not more than one year from the date of issuance. Those debt securities are called short-term debt securities in this prospectus. Modifications apply to these general rules.

First, none of the interest on a short-term debt security is treated as qualified stated interest but instead is treated as part of the short-term debt security’s stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a United States holder, under a constant yield method.

Second, a United States holder of a short-term debt security that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term debt security in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the debt security as ordinary income to the extent of the holder’s accrued OID on the debt security, and short-term capital gain to the extent the gain exceeds accrued OID. A United States holder of a short-term debt security using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting and some cash method holders generally will be required to include OID on a short-term debt security in income on a current basis.

Third, any United States holder of a short-term debt security, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the debt security’s stated redemption price at maturity over the holder’s purchase price for the debt security. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

As described above, the debt securities may have special redemption features. These features may affect the determination of whether a debt security has a maturity of not more than one year and thus is a short-term debt security. Purchasers of debt securities with such features should carefully examine the applicable supplement, and should consult their tax advisors in relation to such features.

Debt Securities Purchased at a Premium

A United States holder that purchases a debt security for an amount in excess of the remaining redemption amount will be considered to have purchased the debt security at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all debt instruments held by the United States holder at the beginning of the first taxable year to which the election applies and to all debt instruments subsequently acquired by the United States holder. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder’s tax basis when the debt security matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the debt security to maturity will generally be required to treat the premium as capital loss when the debt security matures.

Amortizable bond premium in respect of a foreign currency debt security will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such debt security based on the difference between (i) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the debt security and (ii) the spot rate of exchange on the date on which the United States holder acquired the debt security. See “Original Issue Discount — Acquisition Premium” above for a discussion of the treatment of a debt security purchased for an amount less than or equal to the remaining redemption amount but in excess of the debt security’s adjusted issue price.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of debt securities. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the debt securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law:

•	withholding of United States federal income tax will not apply to a payment on a debt security to a non-United States holder, provided that,

(1)	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup entitled to vote and is not a controlled foreign corporation related to Citigroup through stock ownership;

(2)	the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

(3)	neither Citigroup nor its paying agent has actual knowledge or reason to know that the beneficial owner of the debt security is a United States holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a debt security.

Despite the above, if a non-United States holder is engaged in a trade or business in the United States (and, if certain tax treaties apply, the non-United States holder maintains a permanent establishment within the United States) and the interest on the debt securities is effectively connected with the conduct of that trade or business (and, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, such lower rates if certain tax treaties apply) branch profits tax.

Any gain realized on the disposition of a debt security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a non-United States holder, or to proceeds from the disposition of a debt security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup nor its paying agent has actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

CURRENCY CONVERSIONS AND FOREIGN EXCHANGE RISKS
AFFECTING DEBT SECURITIES DENOMINATED IN A FOREIGN CURRENCY

Currency Conversions

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in a foreign currency which are offered and sold in the United States (“DTC debt securities”) will be represented by beneficial interests in fully registered permanent global debt securities (“DTC global debt securities”) which will be deposited with Citibank, N.A. London office, as custodian for, and registered in the name of Cede & Co., as nominee for, DTC. While interests in the DTC debt securities are held through the DTC global debt securities, all payments in respect of such debt securities will be made in U.S. dollars, except as otherwise provided in this section, in “Description of Debt Securities — Book-Entry Procedures and Settlement” above or in the applicable supplement.

As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency/ U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Citigroup. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a “Business Day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.

Notwithstanding the above and unless otherwise specified in connection with a particular offering of debt securities, the holder of a beneficial interest in the DTC debt securities may elect to receive payments under such DTC debt securities in the relevant foreign currency by notifying the DTC participant through which its debt securities are held on or prior to the applicable record date of (1) such investor’s election to receive all or a portion of such payment in the relevant foreign currency and (2) wire instructions to a relevant foreign currency account outside the United States. DTC must be notified of such election and wire transfer instructions on or prior to the third New York business day after such record date for any payment of interest and on or prior to the twelfth day prior to the payment of principal. DTC will notify the fiscal agent and the paying agent of such election and wire transfer instructions on or prior to 5:00 p.m. New York City time on the fifth New York business day after such record date for any payment of interest and on or prior to 5:00 p.m. New York City time on the tenth day prior to the payment of principal. For purposes of this paragraph, “New York business day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

If complete instructions are forwarded to DTC through DTC participants and by DTC to the fiscal agent and the paying agent on or prior to such dates, such holder will receive payment in the relevant foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the fiscal agent to DTC, unless otherwise specified in connection with a particular offering of debt securities. All costs of such payment by wire transfer will be borne by holders of beneficial interests receiving such payments by deduction from such payments.

Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time.

Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see “— Foreign Exchange Risks” below.

Judgments in a Foreign Currency

The debt securities will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Foreign Exchange Risks

An investment in debt securities which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Citigroup has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.

DESCRIPTION OF COMMON STOCK WARRANTS

The following briefly summarizes the material terms and provisions of the common stock warrants. You should read the particular terms of the common stock warrants that are offered by Citigroup, which will be described in more detail in a supplement. The supplement will also state whether any of the general provisions summarized below do not apply to the common stock warrants being offered. The supplement may add, update or change the terms and conditions of the common stock warrants as described in this prospectus.

Citigroup may offer common stock warrants pursuant to which it may sell or purchase common stock. Common stock warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The common stock warrants will be issued under common stock warrant agreements to be entered into between Citigroup and a bank or trust company, as common stock warrant agent. Except as otherwise stated in a supplement, the common stock warrant agent will act solely as the agent of Citigroup under the applicable common stock warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of common stock warrants. A copy of the form of common stock warrant agreement, including the form of common stock warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the common stock warrant agreement and the common stock warrant certificate for provisions that may be important to you.

General

The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable supplement, including, as applicable:

•	the title of the common stock warrants;

•	the offering price of the common stock warrants;

•	the aggregate number of common stock warrants and the aggregate number of shares of common stock purchasable upon exercise of the common stock warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation and terms of the common stock with which the common stock warrants are issued, and the number of common stock warrants issued with each share of common stock;

•	the date, if any, on and after which the common stock warrants and the related common stock will be separately transferable;

•	the minimum or maximum number of the common stock warrants that may be exercised at any one time;

•	the date on which the right to exercise the common stock warrants will commence and the date on which the right will expire;

•	a discussion of United States federal income tax, accounting or other considerations applicable to the common stock warrants;

•	anti-dilution provisions of the common stock warrants, if any;

•	redemption or call provisions, if any, applicable to the common stock warrants; and

•	any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants.

No Rights as Stockholders

Holders of common stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the common stock warrant agreement and the related common stock warrants. Citigroup will then be relieved of any further obligation under the common stock warrant agreement and common stock warrants.

DESCRIPTION OF INDEX WARRANTS

The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in the accompanying supplement. You should read the particular terms of the index warrants that are offered by Citigroup, which will be described in more detail in a supplement. The supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.

Index warrants may be issued independently or together with debt securities and may be attached to, or separate from, any such offered securities. Each series of index warrants will be issued under a separate index warrant agreement to be entered into between Citigroup and a bank or trust company, as index warrant agent. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.

General

The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup will have the right to “reopen” a previous series of index warrants by issuing additional index warrants of such series.

Each index warrant will entitle the warrant holder to receive from Citigroup, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

•	one or more specified securities or securities indices;

•	one or more specified foreign currencies or currency indices;

•	a combination thereof; or

•	changes in such measure or differences between two or more such measures.

The supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index or indices to determine the amount payable or distributable on the index warrants.

If so specified in the supplement, the index warrants will entitle the warrant holder to receive from Citigroup a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the supplement.

The index warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise.

You should read the supplement applicable to a series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable supplement.

Unless otherwise specified in connection with a particular offering of index warrants, Citigroup will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

The applicable supplement relating to a series of index warrants will describe the following:

•	the aggregate number of such index warrants;

•	the offering price of such index warrants;

•	the measure or measures by which payment or distribution on such index warrants will be determined;

•	certain information regarding the underlying securities, foreign currencies or indices;

•	the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

•	the date on which the index warrants may first be exercised and the date on which they expire;

•	any minimum number of index warrants exercisable at any one time;

•	any maximum number of index warrants that may, at Citigroup’s election, be exercised by all warrant holders or by any person or entity on any day;

•	any provisions permitting a warrant holder to condition an exercise of index warrants;

•	the method by which the index warrants may be exercised;

•	the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

•	the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

•	the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

•	the time or times at which amounts will be payable or distributable in respect of such index warrants following exercise or automatic exercise;

•	any national securities exchange on, or self-regulatory organization with, which such index warrants will be listed;

•	any provisions for issuing such index warrants in certificated form;

•	if such index warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the index warrants will be made; and

•	any other terms of such index warrants.

Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

Listing

Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of such index warrants.

Modification

The index warrant agreement and the terms of the related index warrants may be amended by Citigroup and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

•	curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

•	maintaining the listing of such index warrants on any national securities exchange or with any other self-regulatory organization;

•	registering such index warrants under the Exchange Act, permitting the issuance of individual index warrant certificates to warrant holders, reflecting the issuance by Citigroup of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

•	for any other purpose that Citigroup may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

Citigroup and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

•	changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

•	shortens the period of time during which the index warrants may be exercised;

•	otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

•	reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the index warrant agreement and the related index warrants. Citigroup will then be relieved of any further obligation under the index warrant agreement and index warrants.

Enforceability of Rights by Warrant Holders

Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf his right to exercise, and to receive payment for, its index warrants.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, Citigroup’s authorized capital stock consists of 60 billion shares of common stock and 30 million shares of preferred stock. The following briefly summarizes the material terms of Citigroup’s common stock and outstanding preferred stock. You should read the more detailed provisions of Citigroup’s certificate of incorporation and the certificate of designation relating to a series of preferred stock for provisions that may be important to you.

Common Stock

As of December 31, 2010, Citigroup had outstanding approximately 29.06 billion shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Citigroup’s stockholders. Except as otherwise provided by law, the holders of shares of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

Upon voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Computershare Trust Company, N.A. The common stock is listed on the NYSE under the symbol “C.”

Preferred Stock

The general terms of Citigroup’s preferred stock are described below under “Description of Preferred Stock.”

As of the date of this prospectus, Citigroup had outstanding the following series of preferred stock with the following terms:

	Number			Redemption	Date Next	General
	of Shares	Dividends		Price Per	Redeemable	Voting
Title of Series	Outstanding	Per Year		Share ($)	by Citigroup	Rights

8.125% Non-Cumulative Preferred Stock, Series AA	3,870	8.125%		25,000	February 15, 2018	No
8.40% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	4,850	8	.400%(1)	25,000	April 30, 2018	No
8.50% Non-Cumulative Preferred Stock, Series F	2,863	8.500%		25,000	June 15, 2013	No
6.5% Non-Cumulative Convertible Preferred Stock, Series T	454	6.500%		50,000	February 15, 2015	No

(1)	Dividends payable at the fixed rate until April 30, 2018, and thereafter at a rate equal to the greater of (a) a floating rate equal to three-month LIBOR plus 4.0285% and (b) 7.7575%.

Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights (1) that are required by Delaware law, (2) that apply if there is a default in paying dividends for the equivalent of six calendar quarters, in some cases whether or not consecutive and (3) when Citigroup wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series. These special voting rights apply to all series of preferred stock listed above.

Important Provisions of Citigroup’s Certificate of Incorporation and By-Laws

Business Combinations.  The certificate of incorporation generally requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the then outstanding shares of voting stock, voting together as a single class, to approve any merger or other business combination between Citigroup and any interested stockholder, unless (1) the transaction has been approved by a majority of the continuing directors of Citigroup or (2) minimum price, form of consideration and procedural requirements are satisfied. An “interested stockholder” as defined in the certificate of incorporation generally means a person who owns at least 25% of the voting stock of Citigroup or who is an affiliate or associate of Citigroup and owned at least 25% of the voting stock of Citigroup at any time during the prior two years. A “continuing director”, as defined in the certificate of incorporation, generally means a director who is not related to an interested stockholder and held that position before an interested stockholder became an interested stockholder.

Amendments to Certificate of Incorporation and By-Laws.  The affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote is required to amend the provisions of the certificate of incorporation relating to the issuance of preferred stock or common stock. Amendments of provisions of the certificate of incorporation relating to business combinations generally require a vote of the holders of at least a majority of the then outstanding shares of voting stock. The board of directors, at any meeting, may alter or amend the by-laws upon the affirmative vote of at least 66 2/3% of the entire board of directors.

Vacancies.  Vacancies on the board of directors resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, so long as a quorum is present. Any other vacancies on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy that did not result from increasing the size of the board of directors shall hold office for a term coinciding with the predecessor director’s remaining term.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of Citigroup’s preferred stock, other than pricing and related terms disclosed in the accompanying supplement. You should read the particular terms of any series of preferred stock offered by Citigroup, which will be described in more detail in any supplement relating to such series, together with the more detailed provisions of Citigroup’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by the accompanying supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Citigroup’s outstanding preferred stock, see “Description of Capital Stock.”

Under Citigroup’s certificate of incorporation, the board of directors of Citigroup is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series.

Prior to the issuance of any series of preferred stock, the board of directors of Citigroup will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term “board of directors of Citigroup” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Citigroup and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Citigroup may have the effect of rendering more difficult or discouraging an acquisition of Citigroup deemed undesirable by the board of directors of Citigroup.

Under existing interpretations of The Board of Governors of the Federal Reserve System, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities” and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a “bank holding company” with respect to Citigroup in accordance with the Bank Holding Company Act. In addition, at such time:

•	any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, Citigroup will obtain the approval of the Federal Reserve if then required by applicable law.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Citigroup.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the supplement relating to such series.

Rank

Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Citigroup out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Citigroup or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

Citigroup may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, Citigroup may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Citigroup ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Citigroup’s common stock.

Redemption

If so specified in the applicable supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Citigroup or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Citigroup defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Citigroup on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Citigroup after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Citigroup and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a supplement. The supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

Citigroup may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Citigroup will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Citigroup and a bank or trust company selected by Citigroup having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Citigroup, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Citigroup redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Citigroup will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Citigroup and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Citigroup.

The deposit agreement may be terminated by Citigroup at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Citigroup, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Citigroup notice of its intent to do so, and Citigroup may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Citigroup that are delivered to the preferred stock depositary and that Citigroup is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Citigroup will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Citigroup and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Citigroup and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	capital securities issued by trusts, all of whose common securities are owned by Citigroup or by one of its subsidiaries;

•	junior subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Citigroup to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

Citigroup may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Citigroup.

The supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Citigroup from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Citigroup will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the supplement relating to that transaction.

Offered securities may be sold directly by Citigroup to one or more institutional purchasers, or through agents designated by Citigroup from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Citigroup may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable supplement.

If so indicated in the applicable supplement, Citigroup will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup at the public offering price set forth in such supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the supplement and the supplement will set forth the commission payable for solicitation of such contracts.

Conflicts of Interest.  The broker-dealer subsidiaries of Citigroup, including Citigroup Global Markets Inc., are members of the FINRA and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup’s broker-dealer subsidiaries participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

This prospectus, together with any applicable supplement, may also be used by any broker-dealer subsidiary of Citigroup in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Citigroup’s broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup, to indemnification by Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup and affiliates of Citigroup in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Citigroup. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

Citigroup has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Citigroup and any such direct or indirect subsidiary of Citigroup may each be considered a “party in interest” and a “disqualified person” to a large number of plans. A purchase of offered securities of Citigroup by any such plan would be likely to result in a prohibited transaction between the plan and Citigroup.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following exemptions (or a similar exemption or exception) applies to such purchase, holding and disposition:

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”),

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Citigroup on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)	its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c)	it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

LEGAL MATTERS

Julie Bell Lindsay, General Counsel — Capital Markets and Corporate Reporting of Citigroup, Michael J. Tarpley, Associate General Counsel — Capital Markets and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or counsel to be identified in the applicable supplement, will act as legal counsel to Citigroup. Ms. Lindsay and Mr. Tarpley each respectively beneficially own, or have rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel identified in the applicable supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG audits and reports on consolidated financial statements of Citigroup at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority. The report of KPMG LLP on the consolidated financial statements refers to changes in 2010 in Citigroup’s method of accounting for qualifying special purpose entities, variable interest entities and embedded credit derivatives and to changes in 2009 in Citigroup’s methods of accounting for other-than-temporary impairments on investment securities, business combinations, noncontrolling interests in subsidiaries, and earnings per share.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2011

PROSPECTUS SUPPLEMENT
(To prospectus dated          , 2011)

Medium-Term Senior Notes, Series H
Medium-Term Subordinated Notes, Series H

Due Nine Months or More from the Date of Issue

General Terms of Sale

The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement and the attached prospectus. Citigroup will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup will deliver to prospective buyers of any note.

•	The notes will have maturities of nine months or more from the date of issue.

•	The notes may be issued as indexed notes. Payment of interest or principal on indexed notes may be linked to the price of one or more securities, currencies, commodities or other goods.

•	The terms of specific notes may permit or require redemption or repurchase at our option or your option.

•	The notes may be subject to redemption or repayment at our option or the option of the holder.

•	The notes may involve index and currency risks.

•	The notes will be denominated in U.S. dollars unless otherwise specified by us and described in a pricing supplement.

•	The notes may bear interest at a fixed or floating interest rate. Zero coupon notes issued at a discount may not bear interest.

•	Senior notes are part of our senior indebtedness; and subordinated notes are part of our subordinated indebtedness.

•	You should review “Description of the Notes” and the pricing supplement for specific terms that apply to your notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities or insurance commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Inc. These notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Citi

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You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

Prospectus Supplement

RISK FACTORS

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. Such risks include, but are not limited to:

•	the possibility of significant market changes in rates of exchange between U.S. dollars and such specified currency;

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which Citigroup has no control and which cannot be readily foreseen, such as

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which Citigroup’s notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of such foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup when payments on such note are due because of circumstances beyond the control of Citigroup. In this event, Citigroup will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See “— The Unavailability of Currencies Could Result in a Substantial Loss to You” and “Description of the Notes — Payment of Principal and Interest” below.

The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents. Citigroup disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is —

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup’s control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community —

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup on such note will be the amount of redenominated currency that represents the amount of Citigroup’s obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of European Monetary Union, see “European Monetary Union” in the prospectus and any disclosure on European Monetary Union in an applicable pricing supplement.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You.

An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

•	has a fixed principal amount;

•	is denominated in U.S. dollars; and

•	bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

The risks of a particular indexed note will depend on the terms of such indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

•	the underlying assets;

•	another objective price; and

•	economic or other measures making up the relevant index.

Underlying assets could include:

•	securities;

•	currencies;

•	intangibles;

•	goods;

•	articles; and

•	commodities.

The risks associated with a particular indexed note generally depend on factors over which Citigroup has no control and which cannot readily be foreseen. These risks include:

•	economic events;

•	political events; and

•	the supply of, and demand for, the underlying assets.

In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

•	an index determined by an affiliate of Citigroup; or

•	prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

Citigroup’s Hedging Activity Could Result in a Conflict of Interest

We expect to hedge our obligations under any particular indexed note through us or one or more of our subsidiaries. This hedging activity will likely involve trading in the underlying assets or in other instruments, such as options or swaps, based upon the underlying assets. This hedging activity may present a conflict between your interest in the indexed notes and the interests we and our subsidiaries have in executing, maintaining and adjusting our hedge transactions because it could affect the market price of the underlying assets and therefore the market value of the indexed notes. It could also be adverse to your interest if it affects the price at which the agents may be willing to purchase your indexed notes in the secondary market. Since hedging our obligation under the indexed notes involves risk and may be influenced by a number of factors, it is possible that we or our subsidiaries may profit from our hedging activity, even if the market value of the indexed notes declines.

You should rely only on the information provided in this prospectus supplement, the prospectus and any applicable pricing supplement, as well as the information incorporated by reference. Citigroup is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the prospectus, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

IMPORTANT CURRENCY INFORMATION

Purchasers are required to pay for each note in a currency specified by Citigroup for such note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, the agent may at its discretion arrange for the exchange of U.S. dollars into such specified currency to enable the purchaser to pay for such note. Each such exchange will be made by the agent. The terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the lawful currency of the United States.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Medium-Term Senior Notes, Series H and Medium-Term Subordinated Notes, Series H supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

The applicable supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the applicable supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the applicable supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the applicable supplement in making your investment decision.

General

Introduction.  The senior notes are a series of senior debt securities issued under Citigroup’s senior debt indenture. The subordinated notes are a series of subordinated debt securities issued under Citigroup’s subordinated debt indenture. Citigroup reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in connection with a particular offering of notes, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such specified currency on the applicable issue date. Such determination will be made by Citigroup or its agent, as the exchange rate agent for the applicable offering of notes.

Ranking.  The senior notes will constitute part of the senior indebtedness of Citigroup and will rank on an equal basis with all other unsecured debt of Citigroup other than subordinated debt. The subordinated notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup. See “Description of Debt Securities — Subordinated Debt” in the prospectus.

If there were an event of default with respect to any senior indebtedness, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be repaid immediately. If there were an event of default with respect to any subordinated indebtedness involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. In the absence of certain events of insolvency or bankruptcy, failure to pay amounts due with respect to subordinated indebtedness would not permit the trustee or such holders to demand that the principal of such subordinated debt securities be paid immediately. See “Description of Debt Securities — Events of Default and Defaults” in the prospectus.

On a consolidated basis, the aggregate principal amount of senior indebtedness of Citigroup outstanding (excluding intercompany debt) as of December 31, 2010 was approximately $409.3 billion. This senior indebtedness consisted of approximately $330.5 billion of term debt, approximately $24.7 billion of commercial paper and approximately $54.1 billion of other short-term borrowings.

Forms of Notes.  The notes will be issued in fully registered form only, without coupons. Each note will be issued initially as a book-entry note, which will be a global security registered in the name of a nominee of The Depository Trust Company, or DTC, as depositary, or such other depositary named in the applicable supplement. Alternatively, if specified in the applicable pricing supplement, each note will be issued initially as a certificated note, which will be a certificate issued in temporary or definitive form. Except as set forth in the prospectus under “Description of Debt Securities — Book-Entry Procedures and Settlement,” book-entry notes will not be issuable as certificated notes.

Denominations.  Unless otherwise specified in connection with a particular offering of notes, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

Maturity.  Unless otherwise specified in connection with a particular offering of notes, each note will mature on a stated maturity date. Such stated maturity date will be a business day nine months or more from its date of issue, as selected by the purchaser and agreed to by Citigroup. If so specified in the applicable supplement, the stated maturity date may be extended at the option of Citigroup, and each note may also be redeemed at the option of Citigroup, or repaid at the option of the holder, prior to its stated maturity. Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

Additional Information.  The applicable supplement relating to a note will describe the following terms:

•	the specified currency for such note;

•	whether such note

(1) is a fixed rate note;

(2) is a floating rate note;

(3)	is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index; and/or

(4)	is an indexed note on which payments of interest or principal may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	the price at which such note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

•	the original issue date on which such note will be issued;

•	the date of the stated maturity;

•	if such note is a fixed rate note, the rate per annum at which such note will bear any interest, and whether and the manner in which such rate may be changed prior to its stated maturity;

•	if such note is a floating rate note, relevant terms such as:

(1) the base rate;

(2) the initial interest rate;

(3) the interest reset period or the interest reset dates;

(4) the interest payment dates;

(5) any index maturity;

(6) any maximum interest rate;

(7) any minimum interest rate;

(8) any spread or spread multiplier; and

(9)	any other terms relating to the particular method of calculating the interest rate for such note and whether and how any spread or spread multiplier may be changed prior to stated maturity;

•	whether such note is a note issued originally at a discount;

•	if such note is an amortizing note, the terms for repayment prior to stated maturity;

•	if such note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

•	whether such note may be redeemed at the option of Citigroup, or repaid at the option of the holder, prior to stated maturity as described under “Optional Redemption, Repayment and Repurchase” below and the terms of its redemption or repayment;

•	whether such note may have an optional extension beyond its stated maturity as described under “Extension of Maturity” below;

•	whether such note will be represented by a global security or a certificate issued in definitive form;

•	any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

•	whether such note is a renewable note, and, if so, its specific terms;

•	the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

•	any other terms of such note provided in the accompanying prospectus to be set forth in an applicable supplement or that are otherwise consistent with the provisions of the indenture under which such note will be issued.

As used in this prospectus supplement, business day means:

•	for any note, any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close;

•	for LIBOR notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

•	for any determination by the exchange rate agent of an exchange rate pursuant to notes having a specified currency other than U.S. dollars, an exchange rate business day, which shall be any day on which banking institutions and foreign exchange markets settle payments in New York City and London;

•	for notes having a specified currency other than U.S. dollars only, other than notes denominated in euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

•	for EURIBOR notes and notes denominated in euros, a TARGET business day.

As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars, New Zealand dollars and Swiss francs, the principal financial center may be specified in the applicable supplement as Sydney, Toronto, Auckland and Zurich, respectively.

Payment of Principal and Interest

Citigroup will pay the principal of, and any premium and interest on, each note in the manner described in the accompanying prospectus under “Description of Debt Securities — General” and “— Payment of Principal and Interest.”

Holders of notes in a specified currency other than U.S. dollars should refer to “Risk Factors — The Unavailability of Currencies Could Result in a Substantial Loss to You” above and “Currency Conversion and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency” in the accompanying prospectus for a description of the payment risks associated with such notes.

Unless otherwise specified in connection with a particular offering of notes, if the principal of any original issue discount note, or OID note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to such note will be limited to the aggregate principal amount of such note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration.

Fixed Rate Notes

Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable supplement until its principal amount is paid or made available for payment. However, as described below under “Subsequent Interest Periods” and “Extension of Maturity,” or as otherwise may be described in the applicable supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

Unless otherwise specified in connection with a particular offering of notes, interest on each fixed rate note will be payable semiannually in arrears on such dates as set forth in the applicable supplement, with each such day being an interest payment date, and at stated maturity. Unless “accrue to pay” is specified in the applicable supplement or unless otherwise specified in connection with a particular offering of notes, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on such note on such date, including the stated maturity date, may be made on the next succeeding business day with the same force and effect as if made on such date. No additional interest will accrue as a result of such delayed payment.

If in connection with any fixed rate note, “accrue to pay” is specified in the applicable supplement, and any interest payment date for such fixed rate note would otherwise be a day that is not a business day, such interest payment date will be postponed to the next succeeding business day. Any payment of interest on such interest payment date will include interest accrued through the day before such interest payment date. Unless otherwise specified in connection with a particular offering of notes, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

Floating Rate Notes

Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable supplement. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period is the period from the original issue date to, but not including, the first interest reset date. The initial interest period and any interest reset period is an interest period.

The interest rate on each offering floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable supplement, plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement and the spread multiplier is the percentage that may be specified in the applicable supplement. As described below under “Subsequent Interest Periods” and “Extension of Maturity,” or as may otherwise be specified in the applicable supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

As specified in the applicable supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

•	maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

•	minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, with a few exceptions, the maximum annual rate of interest (calculated on a simple interest basis) under New York law is 16% for a loan of less than $250,000, 25% for a loan of $250,000 but less than $2,500,000, and unlimited for a loan of $2,500,000 or more.

The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable supplement.

Unless otherwise specified in connection with a particular offering of notes, the interest reset dates will be as follows:

•	in the case of floating rate notes that reset daily, each business day;

•	in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;

•	in the case of Treasury Rate notes that reset weekly and except as provided below under “Treasury Rate Notes,” the Tuesday of each week;

•	in the case of floating rate notes that reset monthly, other than Eleventh District Cost of Funds Rate notes, the third Wednesday of each month;

•	in the case of floating rate notes that are Eleventh District Cost of Funds Rate notes, the first calendar day of each month;

•	in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable supplement; and

•	in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable supplement.

If an interest reset date for any floating rate note would fall on a day that is not a business day, such interest reset date will be postponed to the next succeeding business day. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

Unless otherwise specified in connection with a particular offering of notes and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding such interest reset date, as further described below.

Unless otherwise specified in connection with a particular offering of notes, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in connection with a particular offering of notes, the interest factor for each such day will be computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing such interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on such date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, such product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

Unless otherwise specified in connection with a particular offering of notes and except as provided below, interest will be payable as follows:

•	In the case of floating rate notes that reset daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable supplement.

•	In the case of Eleventh District Cost of Funds Rate notes, interest will be payable on the first calendar day of each March, June, September and December.

•	In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September, and December of each year.

•	In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable supplement.

•	In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable supplement.

In each of these cases, interest will also be payable at maturity.

If an interest payment date for any floating rate note would fall on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest payment date to be in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day.

If for any floating rate note, the applicable supplement provides that the note does not accrue to pay, and if an interest payment date for such floating rate note would otherwise be a day that is not a business day, such interest payment date will not be postponed. Any payment required to be made on such floating rate note, however, may be made on the next succeeding business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of such delayed payment.

Upon the request of the holder of any floating rate note, the calculation agent for such note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for such floating rate note.

The applicable supplement will designate one of the following base rates as applicable to a floating rate note:

•	the CD Rate;

•	the Commercial Paper Rate;

•	the Federal Funds Rate;

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	the Eleventh District Cost of Funds Rate;

•	EURIBOR; or

•	such other rate or interest rate formula as is set forth in the applicable supplement and in such floating rate note.

The following terms are used in describing the various base rates.

The “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Federal Reserve.

“H.15 Daily Update” means the daily update of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update or any successor site or publication.

“Calculation date” means the date on which the calculation agent is to calculate the interest rate as of the related rate determination date and will be the earlier of (1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity.

CD Rate Notes.  Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate and any spread or spread multiplier specified in such note and in the applicable supplement.

The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period for negotiable U.S. dollar certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) opposite the caption “CDs (Secondary Market).”

The following procedures will be followed if the CD Rate cannot be determined as described above.

•	If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the CD Rate for such interest reset period will be the rate on that CD Rate determination date for negotiable U.S. dollar certificates of deposit of the index maturity designated in the applicable supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “CDs (Secondary Market).”

•	If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD Rate determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable

U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable U.S. certificates of deposit, with a remaining maturity closest to the index maturity designated in the applicable supplement in a an amount that is representative for a single transaction in the market at that time.

•	If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for such interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

Commercial Paper Rate Notes.  Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier, specified in such note and the applicable supplement.

The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day immediately preceding the interest reset date for each interest reset period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as such rate published in H.15(519) opposite the heading “Commercial Paper — Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

•	If such rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Commercial Paper Rate for such interest reset period will be the money market yield on that Commercial Paper Rate determination date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “Commercial Paper — Nonfinancial.”

•	If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published, then the Commercial Paper Rate for such interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that Commercial Paper Rate determination date, of three leading dealers of U.S. dollar commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated “Aa” or the equivalent by a nationally recognized rating agency.

•	If the dealers selected by such calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper Rate for such interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be expressed as a percentage and calculated as follows:

Money Market Yield	=	D × 360 360 – (D × M)	× 100

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest reset period.

Federal Funds Rate Notes.  Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in such note and the applicable supplement.

The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day immediately preceding the interest reset date for such interest reset period. The Federal Funds Rate will be the rate for U.S. dollar federal funds as published in H.15(519) opposite the caption “Federal Funds (Effective)” and displayed on Reuters 3000 Xtra Service (“Reuters”) (or any successor service) on Page FEDFUNDS1 or any other page as may replace such page on such service, which is commonly referred to as “Reuters page FEDFUNDS1” opposite the caption “EFFECT”.

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

•	If the above rate does not appear on Reuters page FEDFUNDS1 or otherwise set forth above or is not published prior to 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such interest reset period will be the rate on that Federal Funds Rate determination date as published in the H.15 Daily Update opposite the caption “Federal Funds (Effective),” or such other recognized electronic source used for the purpose of displaying the applicable rate.

•	If by 3:00 p.m., New York City time, on such calculation date the above rate is not yet published, then the Federal Funds Rate for such interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent prior to 9:00 a.m., New York City time, on the business day following that Federal Funds Rate determination date.

•	If the brokers so selected by the calculation agent are not quoting as mentioned above, the Federal Funds Rate for such interest reset period will be the Federal Funds Rate in effect for the particular Federal Funds Rate determination date. If there was no such Federal Funds Rate in effect for the interest reset period, the Federal Funds Rate will be the initial interest rate.

LIBOR Notes.  Each LIBOR note will bear interest for each interest reset period at an interest rate equal to LIBOR and any spread or spread multiplier specified in such note and the applicable supplement.

The calculation agent will determine LIBOR on each LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period.

On a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows:

The calculation agent will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable supplement, commencing on such interest reset date, which appears on the “designated LIBOR page” at approximately 11:00 a.m., London time, on that date.

•	If “Reuters LIBOR01” is designated, or if no LIBOR page is specified in the applicable supplement as the method for calculating LIBOR, “designated LIBOR page” means the display on Reuters on page LIBOR01 for the purpose of displaying the London interbank offered rates of major banks for the specified currency. If the relevant Reuters page is replaced by another page, or if Reuters is replaced by a successor service, then “Reuters LIBOR01” means the replacement page or service selected to display the London interbank offered rates of major banks for the specified currency.

If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows:

•	The calculation agent (after consultation with Citigroup) will select four major banks in the London interbank market.

•	The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on such interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at such time.

(1)	If two or more quotations are provided, LIBOR for such interest reset period will be the arithmetic mean of such quotations.

(2)	If fewer than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in New York City and follow the steps in the two bullet points below.

•	The calculation agent will then determine LIBOR for such interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on such LIBOR determination date. The rates quoted will be for loans in the specified currency for the period of the specified index maturity commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at such time.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for such interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the LIBOR Rate will be the initial interest rate.

Treasury Rate Notes.  Each Treasury Rate note will bear interest for each interest reset period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in such note and the applicable supplement.

Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

Unless “Constant Maturity” is specified in the applicable Note or pricing supplement, the Treasury Rate for each interest period will be the rate for the auction held on the Treasury Rate determination date for such interest period of treasury securities (as defined below) as such rate appears on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION10”) or page USAUCTION11 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION11” opposite the caption “INVEST RATE.” Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable Note or supplement.

If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

(1)	If the Treasury Rate referred to above is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Auction High” on that Treasury Rate Determination Date.

(2)	If the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on that Treasury Rate Determination Date.

(3)	If the rate referred to in clause (2) is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the Treasury Rate determination date of the applicable treasury securities as published in H.15(519) opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)	If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market” on that Treasury Rate Determination Date.

(5)	If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Treasury Rate determination date, of three primary United States government securities dealers selected by the calculation agent (after consultation with Citigroup), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable supplement.

(6)	If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for such interest reset period falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

Bond Equivalent Yield will be expressed as a percentage calculated as follows:

Bond Equivalent Yield	=	D × N 360 – (D × M)	× 100

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Constant Maturity Treasury Rate Notes

If “Constant Maturity” is specified in the applicable Note or supplement, the Treasury Rate for each interest period will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the CMT maturity index specified in the applicable supplement as the yield is displayed on Reuters (or any successor service) page FRBCMT (or any other page as may replace such page on such service) opposite the caption “Treasury Constant Maturities” (“Reuters Page FRBCMT”) on the Constant Maturity Treasury Rate determination date.

•	If the rate referred to above does not appear on Reuters Page FRBCMT, then the Treasury Rate on the Constant Maturity Treasury Rate determination date will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the designated CMT maturity index for the particular Constant Maturity Treasury Rate determination date as published in H.15(519) opposite the caption “Treasury Constant Maturities.”

•	If the rate referred to above does not so appear in H.15(519), then the Treasury Rate on such Constant Maturity Treasury Rate determination date will be the rate on the particular Constant Maturity Treasury Rate determination date for the period of the designated CMT maturity index as may then be published by either the Federal Reserve or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519).

If the Treasury Rate cannot be determined as indicated above, the following procedures will be followed in the order set forth below:

(1)	If the above information, as applicable, is not so published, then the calculation agent will calculate the Treasury Rate on the Constant Maturity Treasury Rate determination date as follows:

•	The Treasury Rate will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date of three leading U.S. government securities dealers in New York City, for Treasury notes. The Treasury notes will be United States treasury securities, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent (after consultation with Citigroup), one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

(2)	If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

(3)	If the calculation agent is unable to obtain three such Treasury note quotations as described in (1) above, the Treasury Rate on such Constant Maturity Treasury Rate determination date will be calculated by the calculation agent as follows:

•	The rate will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable supplement, and in an amount that is representative for a single transaction in that market at that time.

•	If two Treasury notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use such quotations to calculate the Treasury Rate as set forth above.

•	The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent (after consultation with Citigroup), one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

(4)	If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

(5)	If fewer than three dealers selected by the calculation agent provide quotations as described in (3) above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

“Designated CMT maturity index” means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable supplement, the designated CMT maturity index will be two years.

The “Constant Maturity Treasury Rate determination date” will be the second business day prior to the interest reset date for the applicable interest reset period.

The CMT Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of such business day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or other affiliates of Citigroup. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

Prime Rate Notes.  Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable supplement.

The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) opposite the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above.

•	If the rate is not published prior to 3:00 p.m., New York City time, on the related calculation date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, or other recognized electronic source used for the purpose of displaying that rate, opposite the caption “Bank Prime Loan.”

•	If the rate referred to above is not published prior to 3:00 p.m., New York City time, on the related calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters page USPRIME1 (or such other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United states banks) as such bank’s prime rate or base lending rate as of 11:00 a.m. New York City time, on the Prime Rate determination date.

•	If fewer than four such rates appear on the Reuters page USPRIME1 for such Prime rate determination date by 3:00 pm, New York City time on the related calculation date, then the calculation agent will select three major banks in New York City (after consultation with Citigroup). The Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

•	If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate in effect on the Prime Rate determination date.

Eleventh District Cost of Funds Rate Notes.  Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier, specified in the Eleventh District Cost of Funds Rate notes and the applicable supplement.

The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Rate determination date. The Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest reset period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index.

The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate determination date falls as set forth opposite the caption “11th District” on the display on Reuters (or any successor service) on page “COFI/ARMS” (or any other page as may replace such page on such service) (“Reuters Page COFI/ARMS”). Such page will be deemed to include any alternative successor page, determined by the calculation agent, as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate determination date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.

•	If the rate does not appear on Reuters Page COFI/ARMS on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate Index.

•	If the Federal Home Loan Bank (“FHLB”) of San Francisco fails to announce the Eleventh District Cost of Funds Rate Index on or prior to the Eleventh District Cost of Funds Rate determination date for the calendar month immediately preceding that date, then the Eleventh District Cost of Funds Rate for such date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate determination date.

The “Eleventh District Cost of Funds Rate Index” will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of such announcement.

EURIBOR Notes.  Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in such note and the applicable supplement.

The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second TARGET business day prior to the interest reset date for each interest reset period.

On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows:

The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable supplement, in amounts of at least €1,000,000, commencing on the interest determination date, which appears on the display on Reuters (or any successor service) on EURIBOR1 (or any other page as may replace such page on such service) as of 11:00 a.m., Brussels time, on that date.

If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent (after consultation with Citigroup) will select four major banks in the Euro-zone interbank market.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on such interest reset date. Offered quotations must be based on a principal amount equal to at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at such time.

(1)	If two or more quotations are provided, EURIBOR for such interest reset period will be the arithmetic mean of such quotations.

(2)	If fewer than two quotations are provided, the calculation agent (after consultation with Citigroup) will select four major banks in the Euro-zone and follow the steps in the two bullet points below.

•	The calculation agent will then determine EURIBOR for such interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on such EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at such time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for such interest reset period will be the same as for the immediately preceding interest reset period.

“Euro-zone” means the region comprised of member states of the European Union that adopted the single currency.

Inverse Floating Rate Notes.  Any floating rate note may be designated in the applicable supplement as an inverse floating rate note. In such an event, unless otherwise specified in connection with a particular offering of notes, the interest rate on such floating rate note will be equal to:

•	in the case of the period, if any, commencing on the issue date, or the date on which such note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup as described in the applicable supplement; and

•	in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the applicable supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, the interest rate will not be less than zero.

Floating/Fixed Rate Notes.  The applicable supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on such note will be determined as if it were a floating rate note and a fixed rate note for each such respective period, all as specified in such applicable supplement.

Subsequent Interest Periods

The applicable supplement relating to each note will indicate whether Citigroup has the option to reset the interest rate, or the spread, spread multiplier, or method of calculation, as the case may be, for such note. If Citigroup has the option to reset, the applicable supplement will also indicate the optional reset date or dates on which such interest rate or such spread, spread multiplier, or method of calculation, as the case may be, may be reset.

Citigroup shall notify the trustee whether or not it intends to exercise such option relating to such note at least 45 but not more than 60 days prior to an optional reset date for such note. Not later than 40 days prior to such optional reset date, the trustee will mail to the holder of such note a reset notice first class, postage prepaid, indicating whether Citigroup has elected to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be.

If Citigroup elects to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder in a manner described above a notice indicating such new interest rate or such new spread, spread multiplier, or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of such note, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.

Upon the transmittal by the trustee of a reset notice to the holder of a note, such new interest rate or such new spread, spread multiplier, and/or method of calculation as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, such note will have the same terms as prior to the transmittal of such reset notice.

Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to such optional reset date and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on such optional reset date.

Citigroup can make such revocations by causing the trustee for such note to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

The holder of a note will have the option to elect repayment of such note by Citigroup on each optional reset date at a price equal to the principal amount of such note plus interest accrued to such optional reset date. In order for a note to be repaid on an optional reset date, the holder of such note must follow the procedures set forth below under “— Optional Redemption, Repayment and Repurchase” for optional repayment. However, the period for delivery of such note or notification to the trustee for such note will be at least 25 but not more than 35 days prior to such optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for such note, revoke any such tender for repayment until the close of business on the tenth day prior to such optional reset date.

Amortizing Notes

Citigroup may from time to time offer amortizing notes on which a portion or all of the principal amount is payable prior to stated maturity

•	in accordance with a schedule;

•	by application of a formula; or

•	based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable supplement.

Indexed Notes

Citigroup may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:

•	the principal amount of such notes or, in the case of an indexed principal note, the amount designated in the applicable supplement as the “face amount” of such indexed note; and

•	an index, which may be based on

(1)	prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities;

(2)	the application of a formula; or

(3)	an index which shall be such other objective price, economic or other measures as are described in the applicable supplement.

A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable supplement.

If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of such indexed note unless specified otherwise in connection with a particular offering of notes. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.

If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of such index or (2) changes the basis upon which such index is calculated in a manner that is inconsistent with the applicable supplement, then Citigroup will select another third party to calculate or announce the index. The agent or another subsidiary of Citigroup may be either the original or successor third party selected by Citigroup.

If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or any indexed principal amount of such indexed note will be calculated in the manner set forth in the applicable supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

Unless otherwise specified in connection with a particular offering of notes, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on such notes. Unless otherwise specified in connection with a particular offering of notes, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of such note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of such note on the stated maturity of such note, as if the date of acceleration were the stated maturity.

An investment in indexed notes has significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup has no control. See “Risk Factors — Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You” and “— Citigroup’s Hedging Activity Could Result in a Conflict of Interest” above for a discussion of these considerations.

Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks of investment in indexed notes.

Renewable Notes

Citigroup may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date will be an interest payment date specified in the applicable supplement occurring in, or prior to, the twelfth month following the original issue date of such notes, unless the term of all or any portion of any such notes is renewed in accordance with the procedures described below.

The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable supplement, the last month in a period equal to twice the special election interval elected by the holder after such renewal date. Such an extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after such initial renewal date which, together with the initial renewal date, constitutes a renewal date.

If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, such portion will become due and payable on the new maturity date. Such new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after such renewal date.

A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable supplement, any portion of such renewable note, by delivering a notice to such effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. Such notice will be delivered not less than 15 nor more than 30 days prior to such renewal date, unless another period is specified in connection with a particular offering of notes, as the special election period. Such election will be irrevocable and will be binding upon each subsequent holder of such renewable note.

An election to renew the term of a renewable note may be exercised for less than the entire principal amount of such renewable note only if so specified in the applicable supplement and only in such principal amount, or any integral multiple in excess of such amount, that is specified in the applicable supplement. However, the term of the renewable notes may not be extended beyond the stated maturity specified for such renewable notes in the applicable supplement.

If the holder does not elect to renew the term, such renewable note must be presented to the trustee, or any duly appointed paying agent. If such renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of such renewable note. The trustee, or any duly appointed paying agent, will issue in exchange for such note, in the name of such holder, a note. The note will be in a principal amount equal to the principal amount of such exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on such renewable note. However, such note will have a fixed, nonrenewable stated maturity on the new maturity date.

If an election to renew is made for less than the full principal amount of a holder’s renewable note, the trustee, or any duly appointed paying agent, will issue in exchange for such note in the name of such holder, a replacement renewable note. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of such exchanged renewable note, with terms otherwise identical to such exchanged renewable note.

Combination of Provisions

If so specified in the applicable supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under “— Subsequent Interest Periods” and “— Renewable Notes” and described in the accompanying prospectus under “Description of Debt Securities — Extension of Maturity.”

Optional Redemption, Repayment and Repurchase

The applicable supplement relating to each note will indicate whether such note can be redeemed at the option of Citigroup, in whole or in part prior to its stated maturity. The applicable supplement will also indicate (1) the optional redemption date or dates on which such note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, such note may be redeemed on each such optional redemption date.

Unless otherwise specified in connection with a particular offering of notes, at least 30 days prior to the date of redemption, the trustee will mail notice of such redemption, first class, postage prepaid, to the holder of such note. Unless otherwise specified in connection with a particular offering of notes, Citigroup may exercise such option relating to a redemption of a note in part only by notifying the trustee for such note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of such note or notes will be issued to the holder of such note or notes upon the cancellation of such note or notes. The redemption of any subordinated note that is included in Citigroup’s capital may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position of Citigroup will be adequate after the proposed redemption.

The applicable supplement relating to each note will also indicate whether the holder of such note will have the option to elect repayment of such note by Citigroup prior to its stated maturity. If so, such applicable supplement will specify (1) the optional repayment date or dates on which such note may be repaid and (2) the optional repayment price. Such optional repayment price is the price at which, together with accrued interest to such optional repayment date, such note may be repaid on each such optional repayment date.

In order for a note to be repaid, the trustee for such note must receive, at least 30 but not more than 45 days prior to an optional repayment date:

(1)	such note with the form entitled “Option to Elect Repayment” on the reverse of such note duly completed; or

(2)	a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

•	the name of the holder of such note;

•	the principal amount of such note to be repaid;

•	the certificate number or a description of the tenor and terms of such note;

•	a statement that the option to elect repayment is being exercised; and

•	a guarantee that the note to be repaid with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed will be received by such trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter.

If the guarantee procedure described in clause (2) above is followed, then such note and form duly completed must be received by the trustee by such fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of such note, provided, that the principal amount of such note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of such repaid note.

If a note is represented by a global security, DTC’s nominee will be the holder of such note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC’s nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

If Citigroup redeems or repays a note that is an OID note other than an indexed note prior to its stated maturity, then Citigroup will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement or the accompanying prospectus.

The amortized face amount of a note on any date means the amount equal to:

•	the issue price set forth on the face of the applicable supplement plus

•	that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

(1)	the bond yield to maturity set forth in the applicable supplement, or

(2)	if so specified in the applicable supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed in an applicable supplement will be computed on the basis of:

•	the first occurring optional redemption date with respect to such note; and

•	the amount payable on such optional redemption date.

In the event that any such note is not redeemed on such first occurring optional redemption date, the bond yield to call that applies to such note will be recomputed on such optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

Citigroup may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup may, at the discretion of Citigroup, be held, resold or surrendered to the trustee for such notes for cancellation.

Other Provisions

The terms in the applicable supplement may modify any provisions relating to:

•	the determination of an interest rate basis;

•	the specification of an interest rate basis;

•	calculation of the interest rate applicable to, or the principal payable at maturity on, any note;

•	interest payment dates; or

•	any other related matters.

Defeasance

The defeasance provisions described in the prospectus will not be applicable to the notes except as set forth in the applicable supplement.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Please see “United States Federal Income Tax Considerations” in the accompanying prospectus.

PLAN OF DISTRIBUTION

The notes are being offered on a continuous basis by Citigroup through Citigroup Global Markets Inc., as agent. The agent has agreed to use its reasonable efforts to solicit orders to purchase notes. The agent and Citigroup will sign a distribution agreement. A form of distribution agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Citigroup will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The agent will have the right to reject any proposed purchase in whole or in part. Citigroup reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any supplement without notice.

The following table summarizes the aggregate commissions or discounts payable in connection with offerings of the notes. Commissions and discounts will vary depending upon the stated maturity of the notes.

Proceeds,
Public Offering	Agent’s Discounts	before expenses,
Price	and Commissions	to Citigroup

%	%- %	%- %

Citigroup may also sell notes at a discount to the agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. Unless otherwise specified in connection with a particular offering of notes, any note purchased by the agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity.

The agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in connection with a particular offering of notes, will not exceed the discount to be received by the agent.

Citigroup reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup.

Unless notes are issued upon the reopening of a prior offering, no note will have an established trading market when issued. Unless otherwise specified in connection with a particular offering of notes, the notes will not be listed on any securities exchange. The agent may make a market in the notes, but the agent is not obligated to do so. The agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

Citigroup estimates that its total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $     .

The agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup has agreed to indemnify the agent against liabilities relating to material misstatements and omissions, or to contribute to payments that the agent may be required to make relating to these liabilities. Citigroup will reimburse the agent for customary legal and other expenses, incurred by it in connection with the offer and sale of the notes.

Unless otherwise specified in connection with a particular offering of notes, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup may issue other securities under the indenture referred to in the prospectus.

Conflicts of Interest. The broker-dealer subsidiaries of Citigroup are members of the FINRA and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup’s broker-dealer subsidiaries participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

This prospectus supplement, the accompanying prospectus and the related applicable supplement may be used by the agent or other affiliates of Citigroup in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The agent or these other affiliates may act as principal or agent in such transactions.

LEGAL MATTERS

Julie Bell Lindsay, General Counsel — Capital Markets and Corporate Reporting of Citigroup, Michael J. Tarpley, Associate General Counsel — Capital Markets and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or counsel to be identified in the applicable supplement, will act as legal counsel to Citigroup. Ms. Lindsay and Mr. Tarpley each respectively beneficially own, or have rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will act as legal counsel for the agent. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG audits and reports on consolidated financial statements of Citigroup at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority. The report of KPMG LLP on the consolidated financial statements refers to changes in 2010 in Citigroup’s method of accounting for qualifying special purpose entities, variable interest entities and embedded credit derivatives and to changes in 2009 in Citigroup’s methods of accounting for other-than-temporary impairments on investment securities, business combinations, noncontrolling interests in subsidiaries, and earnings per share.

Medium-Term Senior Notes, Series H
Medium-Term Subordinated Notes, Series H

Due Nine Months or More from the Date of Issue

PROSPECTUS SUPPLEMENT
          , 20

(Including prospectus
dated               , 2011)

Citi

This prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and Citigroup is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2011

PROSPECTUS

000,000 Capital Securities
Citigroup Capital
     % Capital Securities
$     Liquidation Amount
Guaranteed to the extent set forth herein by
Citigroup Inc.

A brief description of the     % capital securities can be found under “Summary Information — Q&A” in this prospectus.

Application will be made to list the     % capital securities on the New York Stock Exchange. If approved for listing, Citigroup expects the     % capital securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

Some or all of the capital securities may be redeemed at any time on or after          , 20  . In addition, the capital securities may be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law or interpretation occur and certain other conditions are satisfied.

You are urged to carefully read the “Risk Factors” section beginning on page 5, where specific risks associated with these     % capital securities are described, along with the other information in this prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Per Capital
	Security	Total

Public offering price	$	$
Underwriting commissions to be paid by Citigroup Inc.	(1)	(1)
Proceeds to Citigroup Capital	$	$

(1)	Underwriting commissions of $ per capital security, or $ for all % capital securities, will be paid by Citigroup Inc.; except that for sales of 10,000 or more % capital securities to a single purchaser, the commissions will be $ per capital security.

Citigroup expects that the     % capital securities will be ready for delivery in book-entry form only through The Depository Trust Company, Clearstream and Euroclear on or about          , 20  .

          , 20

We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. You should not assume that the information contained in this prospectus, as well as information Citigroup previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of any date other than the date of the relevant document. Citigroup is not, and the underwriters are not, making an offer to sell the capital securities in any jurisdiction where its offer and sale is not permitted.

The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by Citigroup to inform themselves about, and to observe any such restrictions, and Citigroup accepts no liability in relation thereto. See “Underwriting.”

This prospectus is not an offer to sell these capital securities and is not soliciting an offer to buy these capital securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Underwriting.”

i

SUMMARY INFORMATION — Q&A

This summary provides a brief overview of the key aspects of Citigroup, Citigroup Capital and the capital securities. You should carefully read this prospectus to understand fully the terms of the capital securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. You should pay special attention to the “Risk Factors” section beginning on page 5 of this prospectus to determine whether an investment in the capital securities is appropriate for you.

What are the Capital Securities?

Each capital security represents an undivided beneficial interest in the assets of Citigroup Capital. Each capital security will have a liquidation amount of $      and will entitle the holder to receive           cash distributions as described in this prospectus. Citigroup Capital is offering           capital securities at a price of $      for each capital security.

Who is Citigroup Capital?

Citigroup Capital (referred to in this prospectus as “Citigroup Capital”) is a Delaware statutory trust. Its principal place of business is c/o Citigroup Inc., 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

All of the common securities of Citigroup Capital will be owned by Citigroup Inc. Citigroup Capital will use the proceeds from the sale of the capital securities and the common securities to buy a series of     % junior subordinated deferrable interest debentures due          , 20  (referred to in this prospectus as the “junior subordinated debt securities”) from Citigroup with the same financial terms as the capital securities.

Who is Citigroup Inc.?

Citigroup Inc. is a global diversified financial services holding company whose businesses provide a broad range of financial products and services to consumers, corporations, governments and institutions. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup’s activities are conducted through the Regional Consumer Banking, Institutional Clients Group, Citi Holdings and Corporate/Other business segments. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup.

The mailing address of Citigroup’s principal executive office is 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

When Will You Receive Distributions on the Capital Securities?

Citigroup Capital’s only source of cash to make payments on the capital securities are payments on the junior subordinated debt securities it purchases from Citigroup.

If you purchase the capital securities, you are entitled to receive cumulative cash distributions at an annual rate of     % of the liquidation amount of $      per capital security. Distributions will accumulate from the date Citigroup Capital issues the capital securities and will be paid in arrears on           of each year, beginning          .

When Will Payment of Your Distributions Be Deferred?

If Citigroup defers interest payments on the junior subordinated debt securities, Citigroup Capital generally will defer distributions on the capital securities. A deferral may be for up to          consecutive interest payment periods (     years) without causing an event of default on the junior subordinated debt securities. A deferral of distributions cannot extend, however, beyond          , 20  or earlier redemption of the junior subordinated debt securities.

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What Are the Consequences of an Extension Period?

During any period in which Citigroup defers interest on the junior subordinated debt securities, which we refer to as an extension period, except as described on page 14, Citigroup will not be permitted to:

•	declare or pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments relating to the foregoing; or

•	make an interest, principal or premium payment on, or repay, repurchase or redeem, any of its debt securities that rank equally with or junior to the junior subordinated debt securities.

When Can Citigroup Capital Redeem the Capital Securities?

Citigroup Capital will redeem capital securities on the dates and to the extent the junior subordinated debt securities are redeemed. Thus, some or all of the capital securities may be redeemed before          , 20  on one or more occasions any time on or after          , 20  . See “Risk Factors — You Should Not Rely on the Distributions From the Capital Securities Through Their Maturity Date — They May Be Redeemed at the Option of Citigroup” on page 6. The capital securities may also be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law or interpretations occur and certain other conditions are satisfied. Citigroup may need regulatory approval to redeem the capital securities. See “Risk Factors — You Should Not Rely on the Distributions From the Capital Securities Through Their Maturity Date — They May Be Redeemed at Any Time if Certain Changes in Tax, Investment Company or Bank Regulatory Law Occur” on page 6 and “Description of the Capital Securities — Special Event Redemption” on page 16.

Citigroup Capital must redeem all of the outstanding capital securities on          , 20  .

What Is Citigroup’s Guarantee of the Capital Securities?

Citigroup’s guarantee of the capital securities consists of:

•	its obligations to make payments on the junior subordinated debt securities;

•	its obligations under the capital securities guarantee; and

•	its obligations under the amended and restated declaration of trust of Citigroup Capital, which sets forth the terms of Citigroup Capital.

Citigroup has irrevocably guaranteed that if funds are available to Citigroup Capital but, for any reason, Citigroup Capital does not make the distribution or redemption payment to the holders of the capital securities, then Citigroup will make the payments directly to the holders of the capital securities. The guarantee does not cover payments when Citigroup Capital does not have sufficient available funds to make payments on the capital securities.

Citigroup’s obligations under the guarantee are subordinated as described on page 35.

When Could the Junior Subordinated Debt Securities Be Distributed to You?

Citigroup has the right to dissolve Citigroup Capital at any time, subject to any required approval of the Board of Governors of the Federal Reserve or the governmental agency with primary oversight of regulatory capital for Citigroup (the “Capital Regulator”). If Citigroup terminates Citigroup Capital and does not cause the capital securities to be redeemed for cash, Citigroup Capital will redeem the capital securities by distributing the junior subordinated debt securities to holders of the capital securities and the common securities on a ratable basis. If the junior subordinated debt securities are distributed, Citigroup will use its best efforts to list the junior subordinated debt securities on the NYSE or any other exchange on which the capital securities are then listed.

2

Will the Capital Securities Be Listed on a Stock Exchange?

Application will be made to list the capital securities on the NYSE. If approved for listing, Citigroup Capital expects the capital securities will begin trading on the NYSE within 30 days after they are first issued.

Will Holders of the Capital Securities Have Any Voting Rights?

Generally, the holders of the capital securities will not have any voting rights. See “Description of the Capital Securities — Voting Rights” on page 19.

How Will the Junior Subordinated Debt Securities Rank?

Citigroup’s obligations under the junior subordinated debt securities and the guarantee will rank junior to all of Citigroup’s senior indebtedness (as defined on page 26) and pari passu with Citigroup’s junior subordinated debt securities issued in connection with certain similar offerings of traditional trust preferred securities, trade accounts payable and other liabilities as described in “Description of the Junior Subordinated Debt Securities — Subordination” on page 26. This means that Citigroup cannot make any payments on the junior subordinated debt securities or the guarantee if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, Citigroup’s obligations under the junior subordinated debt securities and the guarantee will be structurally subordinated to all existing and future liabilities of Citigroup’s subsidiaries.

Are There any ERISA Consequences?

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, commonly referred to as ERISA, or a plan or account to which Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, applies or any entity whose underlying assets include the assets of any such plan or account will be permitted to purchase, hold or dispose of the securities only subject to the conditions described in “ERISA Considerations” beginning on page 43. Purchases by governmental and other plans subject to any substantially similar law will also be subject to similar conditions. Please refer to “ERISA Considerations” on page 43 for further information.

In What Form Will the Capital Securities Be Issued?

The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your capital securities and that your broker will maintain your position in the capital securities. Citigroup Capital expects that the capital securities will be ready for delivery in book-entry form only through DTC, Clearstream and Euroclear on or about          .

3

Ratio of Income to Fixed Charges and
Ratio of Income to Combined Fixed Charges
Including Preferred Stock Dividends

The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for each of the five most recent fiscal years.

	Year Ended December 31,
	2010	2009	2008	2007	2006

Ratio of income to fixed charges (excluding interest on deposits)	1.78	NM	NM	1.01	1.81
Ratio of income to fixed charges (including interest on deposits)	1.52	NM	NM	1.01	1.51
Ratio of income to combined fixed charges including preferred stock dividends (excluding interest on deposits)	1.78	NM	NM	1.01	1.80
Ratio of income to combined fixed charges including preferred stock dividends (including interest on deposits)	1.52	NM	NM	1.01	1.50

NM:	Not meaningful.

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RISK FACTORS

Your investment in the capital securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the capital securities is suitable for you.

Citigroup Is Not Required to Pay You under the Guarantee and the Junior Subordinated Debt Securities Unless It First Makes Other Required Payments.

Citigroup’s obligations under the junior subordinated debt securities and the guarantee will rank junior to all of Citigroup’s senior indebtedness as described on page 26. This means that Citigroup cannot make any payments on the junior subordinated debt securities or the guarantee if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full.

In the event of the bankruptcy, liquidation or dissolution of Citigroup, its assets would be available to pay obligations under the junior subordinated debt securities and the guarantee only after Citigroup made all payments on its senior indebtedness.

In addition, Citigroup’s obligations under the junior subordinated debt securities and the guarantee will be structurally subordinated to all existing and future liabilities of Citigroup’s subsidiaries. This means that in the event of an insolvency, liquidation, bankruptcy or other reorganization of any subsidiary, holders of the junior subordinated debt securities will be creditors of Citigroup only and will have no direct claim against any such subsidiary but may only recover by virtue of Citigroup’s equity interest. As a result, all existing and future liabilities of Citigroup’s subsidiaries, including claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries have the right to be satisfied in full prior to receipt by Citigroup of any payment as a stockholder of its subsidiaries.

Neither the capital securities, the junior subordinated debt securities nor the guarantee limit the ability of Citigroup and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debt securities and the guarantee. See “Description of Guarantee — Status of the Guarantee” and “Description of the Junior Subordinated Debt Securities — Subordination” on pages 37 and 26, respectively.

Citigroup Is Not Required to Pay You under the Guarantee If Citigroup Capital Does Not Have Cash Available.

The ability of Citigroup Capital to make payments on the capital securities is solely dependent upon Citigroup making the related payments on the junior subordinated debt securities when due.

If Citigroup defaults on its obligations to make payments on the junior subordinated debt securities, Citigroup Capital will not have sufficient funds available to make payments on the capital securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. If this happens, your options are discussed on page 13.

Deferral of Distributions Would Have Adverse Tax Consequences for You and May Adversely Affect the Trading Price of the Capital Securities.

If distributions on the capital securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the junior subordinated debt securities held by Citigroup Capital before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the capital securities before the end of any extension period or before the record date relating to distributions which are paid.

Citigroup has no current intention of deferring interest payments on the junior subordinated debt securities and believes that such deferral is a remote possibility. However, if Citigroup exercises its right in the future, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on

5

the junior subordinated debt securities. If you sell the capital securities during an extension period, you may not receive the same return on investment as someone else who continues to hold the capital securities. In addition, the existence of Citigroup’s right to defer payments of interest on the junior subordinated debt securities may mean that the market price for the capital securities, which represent an undivided beneficial interest in the junior subordinated debt securities, may be more volatile than other securities that are not subject to such a deferral right.

See “United States Federal Income Tax Considerations” on page 39 for more information regarding the tax consequences of purchasing, holding and selling the capital securities.

You Should Not Rely on the Distributions from the Capital Securities through Their Maturity Date — They May Be Redeemed at the Option of Citigroup.

The capital securities may be redeemed, in whole, at any time, or in part, from time to time, on or after          , at a redemption price equal to $      per capital security plus any accrued and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if Citigroup is able to refinance at a lower interest rate or it is otherwise in the interest of Citigroup to redeem the junior subordinated debt securities. If the junior subordinated debt securities are redeemed, Citigroup Capital must redeem the capital securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt securities to be redeemed. See “Description of the Capital Securities — Redemption of Trust Securities” and “Description of the Junior Subordinated Debt Securities — Optional Redemption” on pages 15 and 28, respectively.

You Should Not Rely on the Distributions from the Capital Securities through Their Maturity Date — They May Be Redeemed at Any Time If Certain Changes in Tax, Investment Company or Bank Regulatory Law Occur.

If certain changes, which are more fully described below, in tax, investment company or bank regulatory law or interpretations occur and are continuing, and certain other conditions that are more fully described below are satisfied, the capital securities could be redeemed by Citigroup Capital within 90 days of the event at a redemption price equal to $      per security plus any accrued and unpaid distributions. See “Description of the Capital Securities — Special Event Redemption” and “— Distribution of the Junior Subordinated Debt Securities” on pages 16 and 17, respectively.

There Can Be No Assurance as to the Market Prices for the Capital Securities or the Junior Subordinated Debt Securities; Therefore, You May Suffer a Loss.

Citigroup Capital and Citigroup cannot give you any assurance as to the market prices for the capital securities or the junior subordinated debt securities that may be distributed in exchange for capital securities. Accordingly, the capital securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that a holder of capital securities may receive in exchange for capital securities, may trade at a discount to the price that the investor paid to purchase the capital securities. As a result of the right to defer payments on the capital securities, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to such a deferral right.

There Could Be An Adverse Tax Consequence to You If Citigroup Terminates Citigroup Capital and Distributes Junior Subordinated Debt Securities to Holders.

Citigroup has the right to terminate Citigroup Capital at any time, so long as it obtains any required regulatory approval. If Citigroup decides to exercise its right to terminate Citigroup Capital and does not cause the capital securities to be redeemed for cash, Citigroup Capital will redeem the capital securities and common securities by distributing the junior subordinated debt securities to holders of the capital securities and common securities on a ratable basis.

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Under current United States federal income tax law, a distribution of junior subordinated debt securities to you on the dissolution of Citigroup Capital should not be a taxable event to you. However, if Citigroup Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debt securities may be a taxable event to you.

Federal Banking Authorities May Restrict the Ability of Citigroup Capital to Make Distributions on or Redeem the Capital Securities.

Federal banking authorities will have the right to supervise Citigroup Capital and its activities because it is a subsidiary of Citigroup. Under certain circumstances, including any determination that Citigroup’s relationship to Citigroup Capital would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders that could restrict the ability of Citigroup Capital to make distributions on or to redeem the capital securities.

There May Be No Trading Market for the Junior Subordinated Debt Securities if Citigroup Capital Distributes Them to You.

Although Citigroup will use its best efforts to list the junior subordinated debt securities on the NYSE, or any other exchange on which the capital securities are then listed, if they are distributed, Citigroup cannot assure you that the junior subordinated debt securities will be approved for listing or that a trading market will exist for those securities.

Because You Have Limited Voting Rights, You Cannot Prevent the Citigroup Capital Trustees From Taking Actions You May Not Agree With.

You will have limited voting rights. In particular, except for the limited exceptions described below, only Citigroup can elect or remove any of Citigroup Capital trustees. See “Description of the Capital Securities — Voting Rights” on page 19.

You Have Limited Remedies for Defaults under the Indenture.

Although various events may constitute defaults under the indenture, a default that is not an “event of default” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon Citigroup’s failure to pay in full all interest accrued upon the conclusion of an extension period of quarters ( years) or as a result of specified events of bankruptcy, insolvency or reorganization of Citigroup. See “Description of the Junior Subordinated Debt Securities — Indenture Events of Default” on page 30.

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, Citigroup and the subsidiary trusts filed a registration statement (No. 333-157459) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information. Citigroup has filed the exhibits discussed in this prospectus with the registration statement, and you should read the exhibits carefully for provisions that may be important to you.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09924):

(a) Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 25, 2011; and

(b) Current Reports on Form 8-K filed on January 10, 2011, January 12, 2011, January 13, 2011, January 18, 2011 (to the extent filed with the SEC), January 20, 2011, January 21, 2011, January 25, 2011, February 1, 2011, February 17, 2011, February 18, 2011 and February 28, 2011.

In no event, however, will any of the information that Citigroup furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Document Services
540 Crosspoint Parkway
Getzville, NY 14068
(716) 730-8055 (tel.)
(877) 936-2737 (toll free)

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in other information incorporated by reference in this prospectus are forward-looking statements within the meaning of the rules and regulations of the SEC. Generally, forward-looking statements are not based on historical facts but instead represent only Citigroup’s and management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, and similar expressions, or future or conditional verbs such as will, should, would and could.

Such statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus and the factors listed under “Forward-Looking Statements” and described under “Risk Factors” in Citigroup’s 2010 Annual Report on Form 10-K.

CITIGROUP INC.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide a broad range of financial products and services to consumers, corporations, governments and institutions. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup’s activities are conducted through the Regional Consumer Banking and Institutional Clients Group, Citi Holdings and Corporate/Other business segments. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup is a holding company and services its obligations primarily by earnings from its operating subsidiaries. However, Citigroup may augment, and during the recent financial crisis did augment, its capital through issuances of common stock, convertible preferred stock, preferred stock, equity issued through awards under employee benefits plans, and, in the case of regulatory capital, through the issuance of subordinated debt underlying trust preferred securities. Citigroup’s subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

Citigroup’s principal office is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

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USE OF PROCEEDS

All of the proceeds from the sale of the capital securities will be invested by Citigroup Capital in junior subordinated debt securities of Citigroup. Citigroup will use the proceeds from the sale of the junior subordinated debt securities to Citigroup Capital for general corporate purposes, which may include:

•	funding the business of its operating units;

•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

•	financing of possible acquisitions or business expansion; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup expects to incur additional indebtedness in the future. Citigroup or one of its subsidiaries may enter into a swap agreement in connection with the sale of the junior subordinated debt securities and may earn additional income from that transaction.

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DESCRIPTION OF THE CAPITAL SECURITIES

The capital securities will be issued pursuant to the terms of the amended and restated declaration of trust of Citigroup Capital. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939. The institutional trustee, The Bank of New York Mellon, will act as indenture trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the capital securities is not intended to be complete and is qualified by the declaration, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act. A form of the declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The declaration authorizes the regular trustees to issue on behalf of Citigroup Capital the common securities and the capital securities. These trust securities represent undivided beneficial interests in the assets of Citigroup Capital. All of the common securities will be owned, directly or indirectly, by Citigroup. The common securities rank equally, and payments will be made on the common securities on a ratable basis, with the capital securities. If a default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. The declaration does not permit the issuance by Citigroup Capital of any securities other than the trust securities or the incurrence of any indebtedness by Citigroup Capital.

Pursuant to the declaration, the institutional trustee will hold title to the junior subordinated debt securities purchased by Citigroup Capital for the benefit of the holders of the trust securities. The payment of distributions out of money held by Citigroup Capital, and payments upon redemption of the capital securities or liquidation of Citigroup Capital out of money held by Citigroup Capital, are guaranteed by Citigroup to the extent described under “Description of Guarantee.” The guarantee will be held by The Bank of New York Mellon, the guarantee trustee, for the benefit of the holders of the capital securities. The guarantee does not cover payment of distributions when Citigroup Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of capital securities is to:

•	vote to direct the institutional trustee to enforce the institutional trustee’s rights under the junior subordinated debt securities; or

•	if the failure of Citigroup Capital to pay distributions is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities, sue Citigroup, on or after the respective due dates specified in the junior subordinated debt securities, for enforcement of payment to such holder of the principal or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder.

Distributions

The distribution rate and the distribution payment dates and other payment dates for the capital securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

Distributions on the capital securities will be fixed at a rate per annum of     % of the stated liquidation amount of $      per capital security. Distributions not paid when due, or when they would be due if not for any extension period or default by Citigroup on the junior subordinated debt securities, will themselves accumulate additional interest at the annual rate of     % thereof compounded           . When this prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

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Distributions on the capital securities will be cumulative, will accrue from and including          , and will be payable           in arrears on of each year, commencing          . When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

Deferral of Distributions.  Citigroup has the right under the indenture to defer interest payments on the junior subordinated debt securities for an extension period not exceeding           consecutive           interest periods during which no interest shall be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity or earlier redemption of the junior subordinated debt securities. An extension period begins on the first interest payment date on which interest has been deferred and terminates on the first day thereafter on which all amounts deferred, including accrued interest thereon, have been repaid in cash. As a consequence of Citigroup’s extension of the interest payment period, distributions on the capital securities would be deferred during any such extended interest payment period. During an extension period, the amount of distributions due to you would continue to accumulate and such deferred distributions will themselves accrue interest. In the event that Citigroup exercises its right to extend an interest payment period, then:

(1)	Citigroup and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Citigroup’s capital stock or make any guarantee payment relating thereto other than

•	purchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Citigroup’s capital stock for any other class or series of Citigroup’s capital stock;

•	the purchase of fractional interests in shares of Citigroup’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of Citigroup’s capital stock in connection with the distribution thereof; and

(2)	Citigroup and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by Citigroup that rank equally with or junior to the junior subordinated debt securities, other than pro rata payments of accrued and unpaid interest on the junior subordinated debt securities and any other debt securities or guarantees issued by Citigroup that rank equally with the junior subordinated debt securities, except and to the extent the terms of any such debt securities would prohibit Citigroup from making such pro rata payment.

These restrictions, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid.

Prior to the termination of any extension period, Citigroup may further extend such extension period, so long as such extension period, together with all such previous extension periods, do not exceed           consecutive interest periods. An extension period cannot extend beyond the maturity of the junior subordinated debt securities.

Upon the termination of any extension period and the payment of all amounts then due, Citigroup may commence a new extension period, which must comply with the above requirements. Consequently, there could be several extension periods of varying lengths throughout the term of the junior subordinated debt securities. The regular trustees shall give the holders of the capital securities notice of any extension period upon their receipt of notice thereof from Citigroup. If distributions are deferred, the deferred distributions and accrued interest on such distributions will be paid to holders of record of the capital securities as they appear

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on the books and records of Citigroup Capital on the record date next following the termination of the related extension period. See “Description of the Junior Subordinated Debt Securities — Interest” and “— Option to Extend Interest Payment Period.”

Payment of Distributions.  Distributions on the capital securities will be payable to the extent that Citigroup Capital has funds available for the payment of such distributions. Citigroup Capital’s funds available for distribution to the holders of the capital securities will be limited to payments received from Citigroup on the junior subordinated debt securities. The payment of distributions out of monies held by Citigroup Capital is guaranteed by Citigroup to the extent set forth under “Description of Guarantee.” See “Description of the Junior Subordinated Debt Securities.”

Distributions on the capital securities will be payable to the holders named on the securities register of Citigroup Capital at the close of business on the relevant record dates. As long as the capital securities remain in book-entry only form, the record date will be one business day before the distribution dates. Such distributions will be paid through the institutional trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each such payment will be made as described under “— Book-Entry Only Issuance.”

In the event that the capital securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the capital securities are listed and, if none, the regular trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the capital securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, such payment shall be made on, and interest will accrue to but excluding, the immediately preceding business day, in each case with the same force and effect as if made on such date. A “business day” means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

Redemption of Trust Securities

The capital securities have no stated maturity date but will be redeemed upon the maturity of the junior subordinated debt securities, or earlier on the dates and to the extent the junior subordinated debt securities are redeemed. See “Description of the Junior Subordinated Debt Securities — Optional Redemption.” The junior subordinated debt securities will mature on           , 20  , and may be redeemed, in whole or in part, at any time on or after          . The junior subordinated debt securities can also be redeemed at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event.

If then required, Citigroup will obtain the concurrence or approval of the Capital Regulator before exercising its redemption rights described in the preceding paragraph.

Upon the maturity of the junior subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, whether in whole or in part, either at the option of Citigroup or pursuant to a Tax Event, an Investment Company Event or a Regulatory Capital Event, Citigroup Capital will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days’ notice. In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will be redeemed on a ratable basis as described under “— Book-Entry Only Issuance.” See “— Special Event Redemption” and “Description of the Junior Subordinated Debt Securities — Optional Redemption.” If a partial redemption of the capital securities resulting from a partial

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redemption of the junior subordinated debt securities would result in a delisting of the capital securities, Citigroup may only redeem the junior subordinated debt securities in whole.

Special Event Redemption

“Tax Event” means that the regular trustees will have received an opinion of a nationally recognized independent tax counsel experienced in such matters which states that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

•	amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision, regulatory determination or administrative pronouncement on or after the date of this prospectus, there is more than an insubstantial risk that:

•	Citigroup Capital would be subject to United States federal income tax relating to interest accrued or received on the junior subordinated debt securities;

•	interest payable to Citigroup Capital on the junior subordinated debt securities would not be deductible, in whole or in part, by Citigroup for United States federal income tax purposes; or

•	Citigroup Capital would be subject to more than a minimal amount of other taxes, duties or other governmental charges.

“Investment Company Event” means that the regular trustees will have received an opinion of a nationally recognized independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that Citigroup Capital is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940 (the “1940 Act”).

“Regulatory Capital Event” means that if Citigroup determines, based on an opinion of counsel experienced in such matters, who may be an employee of Citigroup or any of its affiliates, that, as a result of

•	any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto; or

•	any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

there is more than an insubstantial risk that the capital securities, or a portion thereof, will no longer constitute Tier 1 capital of Citigroup or any bank holding company of which Citigroup is a subsidiary for purposes of the capital adequacy guidelines or policies of the Federal Reserve provided, however, that the distribution of the junior subordinated debt securities in connection with the liquidation of Citigroup Capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

This prospectus refers to a Tax Event, an Investment Company Event or a Regulatory Capital Event as a “Special Event.” Provided that Citigroup obtains any required regulatory approval, if a Special Event occurs and continues, Citigroup may, upon not less than 30 nor more than 60 days’ notice, redeem the junior subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of such Special Event. Following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed shall be redeemed by Citigroup Capital at the redemption price on a ratable basis. If, however, at the time there is available to Citigroup or Citigroup Capital the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar

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reasonable measure that will have no adverse effect on Citigroup Capital, Citigroup or the holders of the trust securities, then Citigroup or Citigroup Capital will pursue such measure instead of redemption and provided further that in the case of a Regulatory Capital Event, where a result of which is that only a portion of the capital securities will not qualify as Tier 1 capital of Citigroup, Citigroup may redeem an amount of junior subordinated debt securities up to the amount that corresponds to the capital securities that would no longer qualify as Tier 1 capital as a result of such Regulatory Capital Event.

Distribution of the Junior Subordinated Debt Securities

Citigroup has the right to dissolve Citigroup Capital at any time, subject to prior approval of the Federal Reserve, if required. If Citigroup terminates Citigroup Capital and does not cause the capital securities to be redeemed for cash, Citigroup Capital will redeem the capital securities, after satisfaction of the liabilities of creditors of Citigroup Capital as provided by applicable law, by distributing the junior subordinated debt securities to holder of the capital securities and the common securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding.

If the junior subordinated debt securities are distributed to the holders of the capital securities, Citigroup will use its best efforts to cause the junior subordinated debt securities to be listed on the NYSE or on such other exchange as the capital securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of Citigroup Capital:

•	the capital securities will no longer be deemed to be outstanding;

•	the securities depositary or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing capital securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such capital securities until such certificates are presented to Citigroup or its agent for transfer or reissuance.

There can be no assurance as to the market prices for either the capital securities or the junior subordinated debt securities that may be distributed in exchange for the capital securities if a dissolution and liquidation of Citigroup Capital were to occur. This means that the capital securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of Citigroup Capital were to occur, may trade at a discount to the price that the investor paid to purchase the capital securities.

Redemption Procedures

Citigroup Capital may not redeem fewer than all of the outstanding capital securities unless all accrued and unpaid distributions have been paid on all capital securities for all          distribution periods terminating on or prior to the date of redemption.

If (1) Citigroup Capital gives an irrevocable notice of redemption of the capital securities, and (2) if Citigroup has paid to the institutional trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then, by 12:00 noon, New York City time, on the redemption date, the institutional trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price. Citigroup Capital will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

Once notice of redemption is given and redemption funds are deposited, distributions will cease to accrue and all rights of holders of capital securities called for redemption will cease, except the right of the holders to receive the redemption price but without interest on such redemption price. If any redemption date is not a

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business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

If payment of the redemption price for any capital securities is improperly withheld or refused and not paid either by Citigroup Capital, or by Citigroup pursuant to the guarantee, distributions on such capital securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See “— Book-Entry Only Issuance.”

In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will be redeemed in accordance with the depositary’s standard procedures. See “— Book-Entry Only Issuance.”

Citigroup or its subsidiaries may, at any time, and from time to time, purchase outstanding capital securities by tender, in the open market or by private agreement.

Liquidation Distribution upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of Citigroup Capital as a “liquidation.” If a liquidation occurs, the holders of the capital securities will be entitled to receive out of the assets of Citigroup Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $      per capital security plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if Citigroup instead distributes on a ratable basis to the holders of the capital securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the capital securities outstanding at such time. See “— Distribution of the Junior Subordinated Debt Securities.”

If this distribution can be paid only in part because Citigroup Capital has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by Citigroup Capital on the capital securities shall be paid on a ratable basis. The holders of the common securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the capital securities. However, if a declaration default has occurred and is continuing, the capital securities will have a preference over the common securities with regard to such distributions.

Pursuant to the declaration, Citigroup Capital will terminate:

(1)	on , 20 , the expiration of the term of Citigroup Capital;

(2)	upon the bankruptcy of Citigroup or the holder of the common securities;

(3)	upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or Citigroup, the filing of a certificate of cancellation regarding Citigroup Capital, or the revocation of the charter of the holder of the common securities or Citigroup and (b) the expiration of 90 days after the date of revocation without a reinstatement thereof;

(4)	upon the distribution of junior subordinated debt securities to holders of capital securities;

(5)	upon the entry of a decree of a judicial dissolution of the holder of the common securities, Citigroup or Citigroup Capital; or

(6)	upon the redemption of all the trust securities.

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Declaration Defaults

As described in “Description of the Junior Subordinated Debt Securities — Indenture Defaults,” an “indenture default” is a default under the indenture and also constitutes a “declaration default,” which is an event of default under the declaration relating to the trust securities. A deferral of interest payments on the junior subordinated debt securities made in accordance with the provisions described under “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period” will not cause an indenture default.

Pursuant to the declaration the holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the capital securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the capital securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the capital securities. Only the holders of the capital securities will have the right to direct the institutional trustee as to matters under the declaration, and therefore the indenture. In the event that any declaration default relating to the capital securities is waived by the holders of the capital securities as provided in the declaration, the holders of common securities pursuant to the declaration have agreed that such waiver also constitutes a waiver of such declaration default relating to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of common securities. See “— Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of capital securities may directly institute a legal proceeding against Citigroup to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of capital securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder on or after the respective due date specified in the junior subordinated debt securities (other than in connection with a deferral of interest made in accordance with the provisions described below in “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period”). Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue Citigroup to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, Citigroup will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by Citigroup to such holder of capital securities in such direct action. This means that Citigroup will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Citigroup Capital. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default, the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable. Citigroup and Citigroup Capital are each required to file annually with the institutional trustee an officers’ certificate as to its compliance with all conditions and covenants under the declaration.

Voting Rights

Except as described in this prospectus under “Description of Guarantee — Modification of Guarantee; Assignment,” and except as provided under the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the declaration, the holders of the capital securities will have no voting rights.

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The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee under the declaration to:

(1)	direct any proceeding for any remedy available to the indenture trustee, or exercise any trust or power conferred on the indenture trustee;

(2)	waive any past indenture event of default that is waivable under Section 5.6 of the indenture;

(3)	exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debt securities; or

(4)	consent to any amendment, modification or termination of the indenture where such consent is required.

Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debt securities, or a “super majority,” then only holders of that super majority may direct the institutional trustee to give such consent or take such action. If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any record holder of capital securities may directly sue Citigroup to enforce the institutional trustee’s rights under the junior subordinated debt securities. The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his rights.

The institutional trustee is required to notify all holders of the capital securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless it receives an opinion of a nationally recognized independent tax counsel to the effect that, as a result of such action, Citigroup Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the capital securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of capital securities may be given at a separate meeting of holders of capital securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of capital securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of such meeting or the date by which such action is to be taken;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

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No vote or consent of the holders of capital securities will be required for Citigroup Capital to redeem and cancel capital securities or distribute junior subordinated debt securities in accordance with the declaration.

Despite the fact that holders of capital securities are entitled to vote or consent under the circumstances described above, any capital securities that are owned at the time by Citigroup or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citigroup, will not be entitled to vote or consent. Instead, these capital securities will be treated as if they were not outstanding.

The procedures by which holders of capital securities may exercise their voting rights are described below. See “— Book-Entry Only Issuance.”

Holders of the capital securities generally will have no rights to appoint, remove or replace the regular trustees. Instead, these trustees may be appointed, removed or replaced solely by Citigroup as the indirect or direct holder of all of the common securities.

Modification of the Declaration

The declaration may be modified and amended if approved by the regular trustees, and in certain circumstances, the institutional trustee and the Delaware trustee. If, however, any proposed amendment provides for, or the regular trustees otherwise propose to effect,

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise, or

(2)	the dissolution, winding-up or termination of Citigroup Capital other than pursuant to the terms of the declaration,

then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected thereby. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the capital securities or only the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would

(1)	cause Citigroup Capital to be classified for United States federal income tax purposes as other than a grantor trust,

(2)	reduce or otherwise adversely affect the powers of the institutional trustee, or

(3)	cause Citigroup Capital to be deemed an “investment company” which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

Citigroup Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. Citigroup Capital may, with the consent of the regular trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(1)	such successor entity either

(a)	expressly assumes all of the obligations of Citigroup Capital under the trust securities or

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(b)	substitutes for the capital securities other successor securities having substantially the same terms as the capital securities, so long as the successor securities rank the same as the capital securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2)	Citigroup expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3)	the capital securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the capital securities are then listed or quoted;

(4)	such merger, consolidation, amalgamation or replacement does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6)	such successor entity has a purpose identical to that of Citigroup Capital;

(7)	prior to such merger, consolidation, amalgamation or replacement, Citigroup Capital has received an opinion of a nationally recognized independent counsel to Citigroup Capital experienced in such matters to the effect that

(a)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b)	following such merger, consolidation, amalgamation or replacement, neither Citigroup Capital nor such successor entity will be required to register as an “investment company” under the 1940 Act; and

(c)	following such merger, consolidation, amalgamation or replacement, Citigroup Capital or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8)	Citigroup guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Despite the foregoing, Citigroup Capital will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause Citigroup Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Book-Entry Only Issuance

The capital securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global capital securities, without distribution coupons. Each global capital security will be deposited with, or on behalf of, The Depository Trust Company, a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these capital securities and will be considered the sole owner of the capital securities for purposes of the declaration.

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Purchasers of capital securities may hold interests in the global capital securities either in the United States through DTC, if they are a participant in the DTC system, or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee (“participants”). DTC will maintain accounts showing the capital security holdings of its participants, and these participants will in turn maintain accounts showing the capital security holdings of their customers. Some of these customers may themselves be securities intermediaries holding capital securities for their customers. Thus, each beneficial owner of a book-entry capital security will hold that capital security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The capital securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the capital securities will generally not be entitled to have the capital securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of capital securities. The book-entry system for holding capital securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer or pledge book-entry securities.

In this prospectus, for book-entry capital securities, references to actions taken by capital security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to capital security holders will mean payments and notices of redemption to DTC as the registered holder of the capital securities for distribution to participants in accordance with DTC’s procedures.

A beneficial owner of book-entry securities represented by a global capital security may exchange the securities for definitive (paper) capital securities only if:

(a)	DTC is unwilling or unable to continue as depositary for such global capital security and Citigroup is unable to find a qualified replacement for DTC within 90 days;

(b)	at any time DTC ceases to be a clearing agency registered under the Exchange Act; or

(c)	Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive capital securities in registered form.

Any global capital security that is exchangeable will be exchangeable in whole for definitive capital securities in registered form, with the same terms and of an equal aggregate liquidation amount, in minimum denominations of $      and whole multiples of $     . Definitive capital securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Citigroup and the regular trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

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DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to Citigroup Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, capital securities certificates are required to be printed and delivered. Additionally, the regular trustees, with the consent of Citigroup, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the capital securities. In that event, certificates for the capital securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Citigroup and Citigroup Capital believe to be reliable, but neither Citigroup nor Citigroup Capital takes responsibility for the accuracy thereof.

Information Concerning the Institutional Trustee

Prior to the occurrence of a default relating to the trust securities, the institutional trustee undertakes to perform only such duties as are specifically set forth in the declaration. After a default, the institutional trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of capital securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of capital securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

Paying Agent

In the event that the capital securities do not remain in book-entry only form, the following provisions will apply:

•	the institutional trustee will act as paying agent and may designate an additional or substitute paying agent at any time;

•	registration of transfers of capital securities will be effected without charge by or on behalf of Citigroup Capital, but upon payment, with the giving of such indemnity as Citigroup Capital or Citigroup may require, in respect of any tax or other government charges that may be imposed in relation to it; and

•	Citigroup Capital will not be required to register or cause to be registered the transfer of capital securities after such capital securities have been called for redemption.

Governing Law

The declaration and the capital securities for all purposes will be governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

The regular trustees are authorized and directed to operate Citigroup Capital in such a way so that Citigroup Capital will not be required to register as an “investment company” under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. Citigroup is authorized and directed to conduct its affairs so that the junior subordinated debt securities will be treated as indebtedness of Citigroup for United States federal income tax purposes. In this connection, Citigroup and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Citigroup Capital or the certificate of incorporation of Citigroup, that each of Citigroup and the regular trustees determine in their discretion to be necessary or desirable to achieve such ends, as long as such action does not adversely affect the interests of the holders of the capital securities or vary the terms of the capital securities in any material way.

Holders of the capital securities have no preemptive rights.

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

Set forth below is a description of the specific terms of the junior subordinated debt securities in which Citigroup Capital will invest the proceeds from the issuance and sale of the trust securities. The following description is not intended to be complete and is qualified by the indenture between Citigroup and The Bank of New York Mellon, as the indenture trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and by the Trust Indenture Act. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Under circumstances discussed more fully below, upon the dissolution of Citigroup Capital, provided that any required regulatory approval is obtained, junior subordinated debt securities will be distributed to the holders of the trust securities in liquidation of Citigroup Capital. See “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities.”

If the junior subordinated debt securities are distributed to the holders of the capital securities, Citigroup will use its best efforts to have the junior subordinated debt securities listed on the NYSE or on such other exchange on which the capital securities are then listed.

General

The junior subordinated debt securities will be issued as unsecured debt under the indenture and will be limited in aggregate principal amount to approximately $     . This amount is the sum of the aggregate stated liquidation amount of the capital securities and the capital contributed by Citigroup to Citigroup Capital in exchange for the common securities. (Section 3.1)

Citigroup has the right to dissolve Citigroup Capital at any time, subject to prior approval of the Capital Regulator, if required. If Citigroup terminates Citigroup Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Capital Regulator), Citigroup Capital will redeem the capital securities, after satisfaction of the liabilities of creditors of Citigroup Capital as provided by applicable law, by distributing the junior subordinated debt securities to holders of the capital securities and the common securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding.

The entire principal amount of the junior subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest (as defined herein) and any additional interest (as defined herein), on          , 20  .

If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders’ interests in Citigroup Capital, such junior subordinated debt securities will initially be issued in the form of one or more global securities (as described below). As described below under “— Discontinuance of the Depositary’s Services”, junior subordinated debt securities may be issued in certificated form in exchange for a global security. In the event that junior subordinated debt securities are issued in certificated form, such junior subordinated debt securities will be in denominations of $      and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debt securities issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debt securities. In the event junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest may be made at the option of Citigroup by check mailed to the address of the persons entitled thereto. See “— Book-Entry and Settlement.”

Citigroup does not intend to issue the junior subordinated debt securities to anyone other than Citigroup Capital.

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There are no covenants or provisions in the indenture that would afford the holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Citigroup that may adversely affect such holders.

Subordination

The indenture provides that the junior subordinated debt securities are subordinated and junior, both in liquidation and in priority of payment of interest, to the extent specified in the indenture, to all Senior Indebtedness (as defined below) of Citigroup. This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any Senior Indebtedness of Citigroup has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any Senior Indebtedness of Citigroup has been accelerated because of a default.

Upon any payment by Citigroup or distribution of assets of Citigroup to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Citigroup must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of Citigroup then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness of Citigroup to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

The term “Senior Indebtedness” means, with respect to Citigroup:

(1)	the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup including, without limitation, (i) all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, dated as of March 15, 1987, between Citigroup and The Bank of New York Mellon (formerly The Bank of New York), as trustee, in case as the same has been or may be amended, modified, or supplemented from time to time, and (ii) all indebtedness (whether now or hereafter outstanding) issued under the subordinated debt indenture, dated as of April 12, 2001, between Citigroup and The Bank of New York Mellon, as successor trustee to J.P. Morgan Trust Company, National Association, as the same has been or may be amended, modified or supplemented from time to time;

(2)	all capital lease obligations of Citigroup;

(3)	all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(4)	all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptances, security purchase facilities or similar credit transactions;

(5)	all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

(7)	all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup, whether or not such obligation is assumed by Citigroup,

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except that Senior Indebtedness will not include:

(A)	any other indebtedness issued under the indenture;

(B)	all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under (i) the indenture, dated as of October 7, 1996, between Citigroup and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, as the same has been or may be amended, modified, or supplemented from time to time and (ii) the indenture, dated as of July 30, 2009, between Citigroup and The Bank of New York Mellon, as trustee, as the same has been or may be amended, modified, or supplemented from time to time (collectively and together with the indenture, the “junior subordinated debt indentures”);

(C)	all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under (i) the indenture, dated as of June 30, 2006, between Citigroup and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A., as trustee, as the same has been or may be amended, modified, or supplemented from time to time; (ii) the indenture, dated as of September 15, 2006, between Citigroup and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A., as the same has been or may be amended, modified, or supplemented from time to time; and (iii) the indenture, dated as of June 28, 2007, between Citigroup and The Bank of New York Mellon (formerly The Bank of New York), as trustee, as the same has been or may be amended, modified, or supplemented from time to time (collectively, the “junior junior subordinated debt indentures”);

(D)	any guarantee in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust; and

(E)	any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the junior subordinated debt securities and the issuance of which (x) has received the concurrence or approval of the Federal Reserve or (y) does not at the time of issuance prevent the junior subordinated debt securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve System.

“Citigroup Trust” means each of Citigroup Capital III, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII, Citigroup Capital XIII, Citigroup Capital XIV, Citigroup Capital XV, Citigroup Capital XVI, Citigroup Capital XVII, Citigroup Capital XVIII, Citigroup Capital XIX, Citigroup Capital XX, Citigroup Capital XXI, Citigroup Capital XXII, Citigroup Capital XXIII, Citigroup Capital XXIV, Citigroup Capital XXV, Citigroup Capital XXXII and Citigroup Capital XXXIII, each a Delaware statutory trust, or any other similar trust created for the purpose of issuing preferred securities in connection with the issuances of junior subordinated debt securities under the indenture, the junior subordinated debt indentures or the junior junior subordinated debt indentures.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The junior subordinated debt securities will rank pari passu with all of Citigroup’s other junior subordinated debt securities issued in connection with similar offerings of traditional trust preferred securities, and senior to all of Citigroup’s junior subordinated debt securities issued in connection with offerings of enhanced trust preferred securities. The junior subordinated debt securities will also rank senior to all of Citigroup’s equity securities, including preferred stock.

The indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Citigroup.

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Optional Redemption

Citigroup shall have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after          , or at any time upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, upon not less than 30 nor more than 60 days’ notice provided that in the case of a Regulatory Capital Event, the result of which is that only a portion of the capital securities will not qualify as Tier 1 capital of Citigroup, the maximum principal amount of junior subordinated debt securities that may be redeemed is the amount that corresponds to the capital securities that would no longer qualify as Tier 1 capital as a result of such Regulatory Capital Event. The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including any additional interest (as described below), to the redemption date. If a partial redemption of the capital securities resulting from a partial redemption of the junior subordinated debt securities would result in the delisting of the capital securities, Citigroup may only redeem the junior subordinated debt securities in whole. (Section 11.2) Citigroup may need regulatory approval to redeem the junior subordinated debt securities. See “Description of the Capital Securities — Special Event Redemption.”

Interest

The junior subordinated debt securities will bear interest at the annual rate of     %, from and including the original date of issuance, payable in arrears on           of each year, commencing          . Each date on which interest is payable is called an “interest payment date.” Interest will be paid to the person in whose name such junior subordinated debt security is registered, with limited exceptions, at the close of business on the business day preceding such interest payment date. In the event the junior subordinated debt securities shall not continue to remain in book-entry only form, Citigroup shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full           period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such payment shall be made on, and interest will accrue to but excluding, the immediately preceding business day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

Citigroup can defer interest payments by extending the interest payment period for a period not exceeding           consecutive periods. However, no extension period may extend beyond the maturity or earlier redemption of the junior subordinated debt securities. At the end of any extension period, Citigroup will pay all interest then accrued and unpaid, including any additional interest as described under “— Additional Interest” below, together with interest thereon compounded on each subsequent interest payment date at the rate specified for the junior subordinated debt securities to the extent permitted by applicable law. An extension period begins on the first interest payment date on which interest has been deferred and terminates on the first day thereafter on which all amounts deferred, including accrued interest thereon, have been repaid.

Prior to the termination of any extension period, Citigroup may further defer payments of interest by extending such extension period. Such extension period, including all such previous and further extensions, however, may not exceed           years. No extension period may extend beyond the maturity or earlier redemption of the junior subordinated debt securities. Upon the termination of any extension period and the payment of all amounts then due, Citigroup may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable. However, Citigroup has the right to prepay accrued interest during an extension period.

Citigroup has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities. If the institutional trustee is the sole holder

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of the junior subordinated debt securities, Citigroup will give the regular trustees and the institutional trustee notice of its selection of an extension period one business day prior to the earlier of

(1)	the date distributions on the capital securities would be payable, if not for such extension period, or

(2)	the date the regular trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the capital securities of the record date or the date such distributions would be payable, if not for such extension period.

The regular trustees will give notice of Citigroup’s selection of such extension period to the holders of the capital securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities, Citigroup will give the holders of the junior subordinated debt securities notice of its selection of such extension period ten business days prior to the earlier of

(1)	the next succeeding interest payment date or

(2)	the date upon which Citigroup is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment. (Sections 13.1 and 13.2)

Restrictions Applicable During an Extension Period and Certain Other Circumstances

If

(1)	there shall have occurred and be continuing a default under the indenture;

(2)	Citigroup shall be in default relating to its payment or other obligations under the guarantee; or

(3)	Citigroup shall have given notice of its election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then

(a)	Citigroup and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Citigroup’s capital stock or make any guarantee payment with respect thereto other than

•	purchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Citigroup’s capital stock for any other class or series of Citigroup’s capital stock;

•	the purchase of fractional interests in shares of Citigroup’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of Citigroup’s capital stock in connection with the distribution thereof; and

(b)	Citigroup and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by Citigroup that rank equally with or junior to the junior subordinated debt securities, other than pro rata payments of accrued and unpaid interest on the junior subordinated debt securities and any other debt securities or guarantees issued by Citigroup that rank equally with the junior subordinated debt

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securities, except and to the extent the terms of any such debt securities would prohibit Citigroup from making such pro rata payment.

These restrictions, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid. (Section 13.3)

Additional Interest

If at any time Citigroup Capital is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then Citigroup will be required to pay additional interest on the junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by Citigroup Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Citigroup Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that Citigroup Capital will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges. (Section 3.10(c)).

Indenture Events of Default

The indenture provides that the following are events of default relating to the junior subordinated debt securities:

(1)	failure to pay in full interest accrued on any junior subordinated debt security upon the conclusion of a period consisting of consecutive quarters commencing with the earliest quarter for which interest (including interest accrued on deferred payments) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

(2)	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Citigroup.

If any indenture event of default shall occur and be continuing, the institutional trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any compound interest and any additional interest, and any other amounts payable under the indenture to be immediately due and payable. The institutional trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities. (Section 5.2)

Indenture Defaults

The indenture provides that the following are defaults relating to the junior subordinated debt securities:

(1)	an indenture event of default;

(2)	a default in the payment of the principal of, or premium, if any, on, any junior subordinated debt security at its maturity;

(3)	a default for 30 days in the payment of any installment of interest on any junior subordinated debt security when such is due (taking into account any extension period);

(4)	a default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5)	Citigroup Capital shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with certain events including (i) the distribution of the junior subordinated debt securities to holders of the capital securities in liquidation or redemption of their interests in Citigroup Capital upon a Special Event, (ii) the redemption of all of the outstanding capital securities or (iii) certain mergers, consolidations or amalgamations of Citigroup Capital.

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Any deferral of interest on the junior subordinated debt securities made in accordance with the provisions described above in “— Option to Extend Interest Payment Period” will not constitute a default under the indenture for the junior subordinated debt securities. (Section 5.7)

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are indenture events of default. An indenture default also constitutes a declaration default. The holders of capital securities in limited circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the junior subordinated debt securities. See “Description of the Capital Securities — Declaration Defaults” and “— Voting Rights.”

If a declaration default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities when such interest or principal is payable (other than in connection with a deferral of interest as described above), Citigroup acknowledges that, in such event, a holder of capital securities may sue for payment on or after the respective due date specified in the junior subordinated debt securities. Citigroup may not amend the declaration to remove this right to bring a direct action without the prior written consent of all of the holders of capital securities of Citigroup Capital. Despite any payment made to such holder of capital securities by Citigroup in connection with a direct action, Citigroup shall remain obligated to pay the principal of or interest on the junior subordinated debt securities held by Citigroup Capital or the institutional trustee of Citigroup Capital. Citigroup shall be subrogated to the rights of the holder of such capital securities relating to payments on the capital securities to the extent of any payments made by Citigroup to such holder in any direct action. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders. (Section 6.2)

Modifications and Amendments

Modifications and amendments to the indenture through a supplemental indenture may be made by Citigroup and the indenture trustee with the consent of the holders of a majority in principal amount of the junior subordinated debt securities at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1)	modify the terms of payment of principal, premium, if any, or interest on such junior subordinated debt securities; or

(2)	reduce the percentage of holders of junior subordinated debt securities necessary to modify or amend the indenture or waive compliance by Citigroup with any covenant or past default.

If the junior subordinated debt securities are held by Citigroup Capital or a trustee of Citigroup Capital, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of trust securities of Citigroup Capital shall have consented to such supplemental indenture. If the consent of the holder of each outstanding junior subordinated debt security is required, such supplemental indenture shall not be effective until each holder of the trust securities of Citigroup Capital shall have consented to such supplemental indenture. (Section 9.2)

Discharge and Defeasance

Citigroup may discharge most of its obligations under the indenture to holders of the junior subordinated debt securities if such junior subordinated debt securities either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. Citigroup discharges its obligations by depositing with the indenture trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding junior subordinated debt securities and to make any mandatory scheduled installment payments thereon when due. (Section 4.1)

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Citigroup, at its option:

(1)	will be released from any and all obligations in respect of the junior subordinated debt securities, which is known as “defeasance and discharge”; or

(2)	need not comply with certain covenants specified herein regarding the junior subordinated debt securities, which is known as “covenant defeasance.”

If Citigroup exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable supplemental indenture will no longer be a default under the indenture.

To exercise either its defeasance and discharge or covenant defeasance option, Citigroup must

(1)	deposit with the indenture trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the junior subordinated debt securities when such payments are due; and

(2)	deliver an opinion of counsel, which, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the “IRS”), to the effect that the holders of the junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4).

When there is a defeasance and discharge, the indenture will no longer govern the junior subordinated debt securities, Citigroup will no longer be liable for payment and the holders of such junior subordinated debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the indenture to pay all expenses of Citigroup Capital, to register the transfer or exchange of junior subordinated debt securities, to replace mutilated, defaced, destroyed, lost or stolen junior subordinated debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance option.

Concerning the Indenture Trustee

The indenture trustee has extended substantial credit facilities, the borrowings under which constitute Senior Indebtedness, to Citigroup. Citigroup and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The indenture provides that Citigroup will not consolidate or merge with another corporation or convey, transfer or lease its assets substantially as an entirety unless:

•	the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the indenture on the part of Citigroup; and

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing.

Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for Citigroup under the indenture. Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the indenture and the junior subordinated debt securities. (Sections 8.1 and 8.2)

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Book-Entry and Settlement

If distributed to holders of capital securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Citigroup Capital, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under the limited circumstances described below under “— Discontinuance of the Depositary’s Services,” junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the indenture, of the global security for any purpose under the indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders’ interests in Citigroup Capital, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description in this prospectus of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Citigroup may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Capital Securities — Book-Entry Only Issuance.”

None of Citigroup, Citigroup Capital, the indenture trustee, any paying agent and any other agent of Citigroup will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A global security shall be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies Citigroup that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed;

•	the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed; or

•	Citigroup, in its sole discretion, determines that such global security shall be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that

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such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Certain Covenants

So long as the trust securities remain outstanding, Citigroup will covenant to:

•	directly or indirectly maintain 100% ownership of the common securities of Citigroup Capital, unless a permitted successor of Citigroup succeeds to its ownership of the common securities;

•	not voluntarily dissolve, wind-up or terminate Citigroup Capital, except in connection with certain events including

(a)	a distribution of junior subordinated debt securities or

(b)	mergers, consolidations or amalgamations permitted by the declaration;

•	timely perform its duties as sponsor of Citigroup Capital; and

•	use its reasonable efforts to cause Citigroup Capital to

(a)	remain a statutory trust, except in connection with certain events including the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of Citigroup Capital, the redemption of all of the trust securities of Citigroup Capital, or mergers, consolidations or amalgamations, each as permitted by the declaration of Citigroup Capital, and

(b)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

Miscellaneous

The indenture provides that Citigroup will pay all fees and expenses related to:

•	the offering of the trust securities and the junior subordinated debt securities;

•	the organization, maintenance and dissolution of Citigroup Capital;

•	the retention of the regular trustees; and

•	the enforcement by the institutional trustee of the rights of the holders of the capital securities.

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DESCRIPTION OF GUARANTEE

Set forth below is a summary of information concerning the guarantee that will be executed and delivered by Citigroup for the benefit of the holders of capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon will act as the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The summary is not intended to be complete and is qualified in all respects by the provisions of the form of guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities.

General

Pursuant to and to the extent set forth in the guarantee, Citigroup will irrevocably and unconditionally agree to pay in full to the holders of the capital securities, except to the extent paid by Citigroup Capital, as and when due, regardless of any defense, right of set-off or counterclaim that Citigroup Capital may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent Citigroup Capital has funds available for such distributions;

•	the redemption price of $ per capital security, to the extent Citigroup Capital has funds available for such redemptions, relating to any capital securities called for redemption by Citigroup Capital; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of Citigroup Capital, other than in connection with the distribution of junior subordinated debt securities to the holders of capital securities or the redemption of all of the capital securities, the lesser of

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment, or

•	the amount of assets of Citigroup Capital remaining for distribution to holders of the capital securities in liquidation of Citigroup Capital.

Citigroup’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Citigroup to the holders of capital securities or by causing Citigroup Capital to pay such amounts to such holders.

The guarantee will not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of Citigroup Capital, except to the extent Citigroup Capital has funds available for such payments. If Citigroup does not make interest payments on the junior subordinated debt securities, Citigroup Capital will not pay distributions on the capital securities and will not have funds available for such payments. The guarantee, when taken together with Citigroup’s obligations under the junior subordinated debt securities, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of Citigroup Capital, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by Citigroup of payments due on the capital securities. Citigroup’s obligations in respect of the guarantee will be subordinated in right of payment to Senior Indebtedness of Citigroup to the same extent that the junior subordinated debt securities are subordinated to Senior Indebtedness of Citigroup. See “Description of the Junior Subordinated Debt Securities.”

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Important Covenants of Citigroup

In the guarantee, Citigroup will covenant that, so long as any capital securities remain outstanding, if there shall have occurred any event that would constitute an event of default under such guarantee or a default under the declaration, then:

•	Citigroup and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Citigroup’s capital stock or make any guarantee payment with respect thereto other than

(1)	purchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(2)	purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

(3)	as a result of an exchange or conversion of any class or series of Citigroup’s capital stock for any other class or series of Citigroup’s capital stock;

(4)	the purchase of fractional interests in shares of Citigroup’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

(5)	purchase of Citigroup’s capital stock in connection with the distribution thereof; and

•	Citigroup and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by Citigroup which rank equally with or junior to the junior subordinated debt securities, other than pro rata payments of accrued and unpaid interest on the junior subordinated debt securities and any other debt securities or guarantees issued by Citigroup that rank equally with the junior subordinated debt securities, except and to the extent the terms of any such debt securities would prohibit Citigroup from making such pro rata payment.

The above restrictions, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid.

Modification of Guarantee; Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the guarantee shall bind the successors, assignees, receivers, trustees and representatives of Citigroup and shall inure to the benefit of the holders of the capital securities then outstanding.

Events of Default

An event of default under the guarantee will occur upon the failure of Citigroup to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce its rights under the guarantee, any holder of capital securities may directly sue Citigroup to enforce the guarantee trustee’s rights under the guarantee without first suing Citigroup Capital, the guarantee trustee or any other person or entity. A holder of capital securities may also directly sue Citigroup to enforce such holder’s right to receive payment under the guarantee without first (1) directing the

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guarantee trustee to enforce the terms of the guarantee or (2) suing Citigroup Capital or any other person or entity.

Citigroup will be required to provide to the guarantee trustee such documents, reports and information as required by the Trust Indenture Act.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the guarantee, the guarantee trustee undertakes to perform only such duties as are specifically set forth in the guarantee. After such default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of capital securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

The guarantee will terminate as to the capital securities upon the occurrence of certain events including full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debt securities to the holders of the capital securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of Citigroup Capital. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Status of the Guarantee

The guarantee will constitute an unsecured obligation of Citigroup and will rank:

•	junior in right of payment to all Senior Indebtedness of Citigroup to the extent provided in the indenture; and

•	equally with all other trust preferred security guarantees that Citigroup issues.

The terms of the capital securities provide that each holder of capital securities by acceptance of such securities agrees to the subordination provisions and other terms of the guarantee.

The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may directly sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Governing Law

The guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

As set forth in the declaration, the sole purpose of Citigroup Capital is to issue the trust securities and to invest the proceeds from such issuance in the junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debt securities will be equal to the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the capital securities;

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•	under the indenture, Citigroup will pay, and Citigroup Capital will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of Citigroup Capital other than those relating to the trust securities; and

•	the declaration further provides that the regular trustees may not cause or permit Citigroup Capital to engage in any activity that is not consistent with the purposes of Citigroup Capital.

Payments of distributions, to the extent there are available funds, and other payments due on the capital securities, to the extent there are available funds, are guaranteed by Citigroup to the extent described in this prospectus. If Citigroup does not make interest payments on the junior subordinated debt securities, Citigroup Capital will not have sufficient funds to pay distributions on the capital securities. The guarantee is a subordinated guarantee in relation to the capital securities. The guarantee does not apply to any payment of distributions unless and until Citigroup Capital has sufficient funds for the payment of such distributions. See “Description of Guarantee.”

The guarantee covers the payment of distributions and other payments on the capital securities only if and to the extent that Citigroup has made a payment of interest or principal or other payments on the junior subordinated debt securities. The guarantee, when taken together with Citigroup’s obligations under the junior subordinated debt securities and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

If Citigroup fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the declaration allows the holders of the capital securities to direct the institutional trustee to enforce its rights under the junior subordinated debt securities. If the institutional trustee fails to enforce these rights, any holder of capital securities may directly sue Citigroup to enforce such rights without first suing the institutional trustee or any other person or entity. See “Description of the Capital Securities — Declaration Defaults” and “— Voting Rights.” Although various events may constitute defaults under the indenture, a default that is not an “event of default” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon Citigroup’s failure to pay in full all interest accrued upon the conclusion of an extension period of           quarters (     years) or as a result of specified events of bankruptcy, insolvency, or reorganization of Citigroup. See “Description of the Junior Subordinated Debt Securities — Indenture Events of Default.”

A holder of capital securities may institute a direct action if a declaration default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) suing Citigroup to enforce the institutional trustee’s rights under the junior subordinated debt securities. In connection with such direct action, Citigroup will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by Citigroup to such holder of capital securities. Consequently, Citigroup will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Citigroup Capital.

Citigroup acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the capital securities. If Citigroup fails to make payments under the guarantee, the guarantee allows the holders of the capital securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the guarantee, any holder of capital securities may directly sue Citigroup to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue Citigroup Capital, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue Citigroup to enforce such holder’s right to receive payment under the guarantee. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the guarantee or (2) sue Citigroup Capital or any other person or entity.

Citigroup and Citigroup Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Citigroup of payments due on the capital securities. See “Description of Guarantee — General.”

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general summary of United States federal income tax consequences of the purchase, ownership and disposition of capital securities. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with a beneficial owner of capital securities that purchases the capital securities upon original issuance at the initial issue price and who will hold the capital securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of capital securities. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

•	controlled foreign corporations;

•	dealers in securities or currencies;

•	persons that will hold the capital securities as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a straddle or conversion transaction, comprised of a capital security and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.

As used in this summary, a “United States holder” is a beneficial owner of capital securities who is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, if United States federal income taxation is applicable to the income of such estate regardless of the income’s source; or

•	a trust if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions.

As used in this summary, the term “non-United States holder” means a beneficial owner of capital securities who is not a United States holder and the term “United States” means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

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Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debt Securities

In connection with the issuance of the junior subordinated debt securities, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Citigroup and Citigroup Capital, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and conditions contained in such opinion, while there is no authority directly on point and the issue is not free from doubt, the junior subordinated debt securities held by Citigroup Capital will be classified for United States federal income tax purposes as indebtedness of Citigroup.

Classification of Citigroup Capital

In connection with the issuance of the capital securities, Skadden, Arps, Slate, Meagher & Flom LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, Citigroup Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debt securities. Each United States holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debt securities.

United States Holders

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Citigroup believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Treasury regulations. Based on the foregoing, Citigroup believes that, although the matter is not free from doubt, the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States holder of capital securities should include in gross income such United States holder’s allocable share of interest on the junior subordinated debt securities in accordance with such United States holder’s method of tax accounting.

Under the regulations, if the option to defer any payment of interest was determined not to be “remote,” or if Citigroup exercised such option, the junior subordinated debt securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of a United States holder’s taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such United States holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States holder of capital securities would be required to include in gross income OID even though Citigroup would not make any actual cash payments during an extension period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury regulations as they may be applied to an instrument such as the junior subordinated debt securities, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus.

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Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities, and individual holders will not be entitled to a lower income tax rate in respect of certain dividends, relating to any income recognized relating to the capital securities.

Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of Citigroup Capital

Under the circumstances described in this prospectus, junior subordinated debt securities may be distributed to holders in exchange for capital securities upon the liquidation of Citigroup Capital. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States holder, and each United States holder would receive an aggregate tax basis in the junior subordinated debt securities equal to such holder’s aggregate tax basis in its capital securities. A United States holder’s holding period in the junior subordinated debt securities received in liquidation of Citigroup Capital would include the period during which the capital securities were held by such holder. See “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities.”

Under the circumstances described in this prospectus, the junior subordinated debt securities may be redeemed by Citigroup for cash and the proceeds of such redemption distributed by Citigroup Capital to holders in redemption of their capital securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States holder could recognize gain or loss as if it had sold such redeemed capital securities for cash. See “Description of the Capital Securities — Special Event Redemption” and “— Sale Exchange, or Other Disposition of Capital Securities” below.

Sale, Exchange, or Other Disposition of Capital Securities

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a capital security, a United States holder will be considered to have disposed of all or part of its ratable share of the junior subordinated debt securities. Such United States holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the disposition of such capital securities. Assuming that Citigroup does not exercise its option to defer payment of interest on the junior subordinated debt securities and that the junior subordinated debt securities are not deemed to be issued with OID, a United States holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated debt securities are deemed to be issued with OID, a United States holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated debt securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such United States holder’s ratable share of the junior subordinated debt securities required to be included in income, and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year.

Should Citigroup exercise its option to defer payment of interest on the junior subordinated debt securities, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying junior subordinated debt securities. In the event of such a deferral, a United States holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debt securities to the date of disposition and to add such amount to its adjusted tax basis in its ratable share of the underlying junior subordinated debt securities deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, such holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income in the case of United States holders that are corporations for United States federal income tax purposes, and can only offset a limited amount (generally $3,000) of ordinary income in the case of all other United States holders.

Under Treasury regulations that address “reportable transactions,” a United States holder that recognizes a loss that meets certain threshold amounts upon the disposition of a capital security may be required to disclose

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the loss generating transaction to the IRS. You should consult your tax advisor concerning any possible disclosure obligation with respect to your disposition of the capital securities.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be reported to the IRS and to holders on Forms 1099-INT, which forms should be mailed to holders of capital securities by January 31 following each calendar year of payment. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law:

•	withholding of United States federal income tax will not apply to a payment on a capital security to a non-United States holder, provided that,

(1)	the holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote and is not a controlled foreign corporation related to Citigroup through stock ownership;

(2)	the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

(3)	neither Citigroup nor its paying agent has actual knowledge or reason to know that the beneficial owner of the capital security is a United States holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a capital security.

Despite the above, if a non-United States holder is engaged in a trade or business in the United States (and, if certain tax treaties apply, the non-United States holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (and, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, such lower rates if certain tax treaties apply) branch profits tax.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a capital security to a non-United States holder, or to proceeds from the disposition of a capital security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup nor its paying agent has actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a capital security is not held through a qualified

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intermediary, the amount of payments made on such capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the capital securities of Citigroup Capital. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “plans”) from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

The U.S. Department of Labor has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets (as modified by Section 3(42) of ERISA, the “Plan Asset Regulation”). Under the Plan Asset Regulation, for purposes of ERISA and Section 4975 of the Code, the assets of Citigroup Capital would be deemed to be “plan assets” of a plan whose assets were used to purchase capital securities of Citigroup Capital if the capital securities of Citigroup Capital were considered to be equity interests in Citigroup Capital and no exception to plan asset status were applicable under such regulation.

The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, capital securities of Citigroup Capital offered hereby would likely be treated as “equity interests” for purposes of the Plan Asset Regulation. One exception to plan asset status under the Plan Asset Regulation applies to a class of “equity” interests that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred (the “Publicly Offered Securities Exception”). Although no assurances can be given, the underwriters believe that the Publicly Offered Securities Exception will be applicable to the capital securities of Citigroup Capital offered hereby.

If, however, the assets of Citigroup Capital were deemed to be plan assets of plans that are holders of the capital securities of Citigroup Capital, a plan’s investment in the capital securities of Citigroup Capital might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in capital securities of Citigroup Capital. Also, Citigroup might be considered a “party in interest” or “disqualified person” relating to plans whose assets were used to purchase capital securities of Citigroup

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Capital. If this were the case, an investment in capital securities of Citigroup Capital by a plan might constitute, or in the course of the operation of Citigroup Capital give rise to, one or more prohibited transactions under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to Citigroup would be considered to occur under ERISA and the Code.

In addition, Citigroup might be considered a “party in interest” or “disqualified person” for certain plans for reasons unrelated to the operation of Citigroup Capital, e.g., because of the provision of services by Citigroup or its affiliates to the plan. A purchase of capital securities of Citigroup Capital by any such plan would be likely to result in a prohibited extension of credit to Citigroup, without regard to whether the assets of Citigroup Capital constituted plan assets.

Accordingly, the capital securities of Citigroup Capital may be not purchased, held or disposed by any plan or any person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following exemptions (or a similar exemption or exception) applies to such purchase, holding and disposition:

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”),

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Any purchaser of the capital securities of Citigroup Capital or any interest therein will also be deemed to have represented and warranted to Citigroup Capital on each day from and including the date of its purchase of such capital securities through and including the date of disposition of such capital securities that either

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)	its purchase, holding and disposition of the capital securities are not and will not be prohibited because they are exempted by Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c)	it is a governmental plan (as defined in section 3 or ERISA) or other plan that is not subject to the provisions of Title I or ERISA or Section 4975 of the Code and its purchase, holding and disposition of capital securities are not otherwise prohibited.

The discussion set forth above is general in nature and is not intended to be complete. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of capital securities of Citigroup Capital with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of capital securities of Citigroup Capital and the availability of exemptive relief under the class exemptions listed above. The sale of the capital securities of Citigroup Capital to a plan is in no respect a representation by Citigroup Capital or the underwriters that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

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UNDERWRITING

The terms and conditions set forth in the underwriting agreement dated          , 20  govern the sale and purchase of the capital securities. Each underwriter named below has severally agreed to purchase from Citigroup Capital, and Citigroup Capital has agreed to sell to such underwriter, the number of capital securities set forth opposite the name of each underwriter.

Number of
Capital
Underwriters	Securities

Total

The underwriters are obligated to take and pay for all of the capital securities if any are purchased. In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup Capital and Citigroup, to indemnification by Citigroup against liabilities relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Capital and Citigroup and affiliates of Citigroup Capital and Citigroup in the ordinary course of business.

Citigroup Capital and Citigroup have agreed, during the period beginning on the date of the underwriting agreement and continuing to and including the date that is days after the closing date for the purchase of the capital securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertakings of such preferred stock or other securities, of Citigroup or of Citigroup Capital, in each case that are substantially similar to the capital securities, or any securities convertible into or exchangeable for the capital securities or such substantially similar securities of either Citigroup Capital or Citigroup, except securities in the offering or with the prior written consent of          .

The following table summarizes the commissions to be paid by Citigroup to the underwriters:

	Per Capital
	Security	Total

Public offering price	$		$(1)
Underwriting commissions to be paid by Citigroup	(2)		(2)
Proceeds to Citigroup Capital	$	$

(1)	Total amounts have been calculated assuming no exercise of the Underwriters’ overallotment option.

(2)	Underwriting commissions of $ per capital security, or $ for all % capital securities, will be paid by Citigroup; except that for sales of 10,000 or more% capital securities to a single purchaser, the commissions will be $ per capital security.

Citigroup estimates that its total expenses for the offering, excluding underwriting commissions, will be approximately $      .

The underwriters propose to offer the capital securities, in part, directly to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may also offer the capital securities to dealers at a price that represents a concession not in excess of $     , provided that such concession for sales of 10,000 or more capital securities to a single purchaser will not be in excess of $      per capital security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $      per capital security to brokers and dealers. After the capital securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

Application will be made to list the capital securities on the NYSE. If approved for listing, Citigroup expects the capital securities will begin trading on the NYSE within 30 days after they are first issued.

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If any broker-dealer subsidiary of Citigroup or affiliate of such subsidiary makes an offering of the capital securities, such offering will be conducted pursuant to any applicable sections of Conduct Rule 2310 of the Financial Industry Regulatory Authority. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

In connection with this offering and in accordance with applicable law and industry practice, the underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the capital securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when capital securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities, or continue such activities if commenced.

This prospectus may also be used by any broker-dealer subsidiary of Citigroup in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Citigroup’s broker-dealer subsidiaries have any obligation to make a market in any of the capital securities and may discontinue any market-making activities at any time without notice, at their sole discretion.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP New York, New York, will act as legal counsel to Citigroup. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP, has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG audits and reports on consolidated financial statements of Citigroup at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority. The report of KPMG LLP on the consolidated financial statements refers to changes in 2010 in Citigroup’s method of accounting for qualifying special purpose entities, variable interest entities and embedded credit derivatives and to changes in 2009 in Citigroup’s methods of accounting for other-than-temporary impairments on investment securities, business combinations, noncontrolling interests in subsidiaries, and earnings per share.

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000,000 Capital Securities
Citigroup Capital

     % Capital Securities
$      Liquidation Amount
Guaranteed to the extent set forth herein by
Citigroup Inc.

PROSPECTUS

           , 20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below, except for the commission registration fee, are estimates.

Commission Registration Fee	$10,000.00
Accounting Fees	400,000.00
Trustees’ Fees and Expenses	600,000.00
Printing and Engraving Fees	300,000.00
Rating Agency Fees	600,000.00
FINRA Fee	75,500.00
Legal Fees and Expenses	750,000.00
Stock Exchange Listing Fees	200,000.00
Miscellaneous	54,500.00
Total	$2,990,000.00

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The Declaration of each of the Citigroup Trusts provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a “Fiduciary Indemnified Person”), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such Citigroup Trust or its affiliates (each a “Company Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to such Citigroup Trust, any affiliate of such Citigroup Trust or any holder of securities issued by such Citigroup Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such Citigroup Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Citigroup Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by

such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person’s or Company Indemnified Person’s gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Citigroup Trust also provides that, to the full extent permitted by law, Citigroup shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such Citigroup Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each Citigroup Trust also provides that to the full extent permitted by law, Citigroup shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such Citigroup Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Citigroup Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Citigroup Trust further provides that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Citigroup in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Citigroup as authorized in the Declaration.

The directors and officers of Citigroup and the Regular Trustee are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup or the Citigroup Trusts. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers and the Citigroup Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup or any of the Citigroup Trusts by or on behalf of such indemnifying party.

For the undertaking with respect to indemnification, see Item 17 herein.

See the forms of Underwriting Agreements and the form of Distribution Agreement filed or to be filed as Exhibits 1.01, 1.02, 1.03, 1.04, 1.05, 1.06, 1.07, 1.08, 1.09 and 1.10 for certain indemnification provisions.

Item 16.	Exhibits.

Exhibit
Number		Description

1.1	—	Remarketing Agreement, dated October 27, 2009, relating to Debt Securities (incorporated by reference to Exhibit 1.01 to Citigroup’s Current Report on Form 8-K filed on December 15, 2009).
1.2	—	Underwriting Agreement Basic Provisions, dated March 2, 2006, relating to Debt Securities (incorporated by reference to Exhibit 1.01 to Citigroup’s Registration Statement on Form S-3 (No. 333-132177)).

Exhibit
Number		Description

1.3	—	Underwriting Agreement for Common Stock Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.4	—	Underwriting Agreement for Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.5	—	Underwriting Agreement for Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.6	—	Distribution Agreement relating to Citigroup’s Medium-Term Senior Notes, Series H and Medium-Term Subordinated Notes will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.7	—	Form of Underwriting Agreement for Capital Securities (incorporated by reference to Exhibit 1.06 to Citigroup’s Registration Statement on Form S-3 (No. 333-132177)).
1.8	—	Underwriting Agreement for Stock Purchase Contracts will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.9	—	Underwriting Agreement for Stock Purchase Units will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.10	—	Underwriting Agreement for Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
4.1	—	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.01 of Citigroup’s Quarterly Report on Form 10-Q for the period ended September 30, 2009).
4.2	—	By-Laws of Citigroup, as amended effective December 15, 2009 (incorporated by reference to Exhibit 3.1 to Citigroup’s Current Report on Form 8-K filed on December 16, 2009).
4.3	—	Citigroup 2009 Stock Incentive Plan, as amended and restated effective April 20, 2010 (incorporated by reference to Citigroup’s Registration Statement on Form S-8 (No. 333-166242)).
4.4	—	Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).
4.5	—	First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation, Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.02 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).
4.6	—	Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).
4.7	—	Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc., Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 5 to Citigroup’s Form 8-A dated December 21, 1992, with respect to Citigroup’s 7 3/4% Notes Due June 15, 1999 (No. 1-9924)).
4.8	—	Fourth Supplemental Indenture, dated as of November 2, 1998, between Citigroup and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Quarterly Report on Form 10-Q for the period ended September 30, 1998).
4.9	—	Fifth Supplemental Indenture, dated as of December 9, 2008, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.04 to Citigroup’s Current Report on Form 8-K filed on December 11, 2008).
4.10	—	Form of Indenture between Citigroup and JP Morgan Chase Bank (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.10 to Citigroup’s Registration Statement on Form S-3 (No. 333-57364)).
4.11	—	First Supplemental Indenture, dated as of August 2, 2004, between Citigroup and J.P. Morgan Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.13 to Citigroup’s Registration Statement on Form S-3/A (No. 333-117615)).
4.12	—	Indenture, dated July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.28 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).

Exhibit
Number		Description

4.13	—	Form of proposed Common Stock Warrant Agreement for Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
4.14	—	Form of proposed Index Warrant Agreement for Index Warrants, with form of proposed Index Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
4.15	—	Form of Certificate for Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
4.16	—	Form of Deposit Agreement (incorporated by reference to Exhibit 4.18 to Citigroup’s Registration Statement on Form S-3 (No. 333-27155)).
4.17	—	Form of Depositary Receipt (included in Exhibit 4.16).
4.18	—	Forms of Medium-Term Senior Notes, Series H, and Medium-Term Subordinated Notes, Series H (incorporated by reference to Exhibit 4.18 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).
4.19	—	Certificate of Trust of Citigroup Capital XXII (incorporated by reference to Exhibit 4.06 to Post-Effective Amendment No. 2 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.20	—	Certificate of Trust of Citigroup Capital XXIII (incorporated by reference to Exhibit 4.05 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.21	—	Certificate of Trust of Citigroup Capital XXIV (incorporated by reference to Exhibit 4.06 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.22	—	Certificate of Trust of Citigroup Capital XXV (incorporated by reference to Exhibit 4.07 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.23	—	Form of Amended and Restated Declaration of Trust for Citigroup Capital XXII (incorporated by reference to Exhibit 4.27 to Post-Effective Amendment No. 1 to Citigroup’s Registration Statement on Form S-3 (No. 333-157459)).
4.24	—	Form of Amended and Restated Declaration of Trust for Citigroup Capital XXIII (incorporated by reference to Exhibit 4.28 to Post-Effective Amendment No. 1 to Citigroup’s Registration Statement on Form S-3 (No. 333-157459)).
4.25	—	Form of Amended and Restated Declaration of Trust for Citigroup Capital XXIV (incorporated by reference to Exhibit 4.29 to Post-Effective Amendment No. 1 to Citigroup’s Registration Statement on Form S-3 (No. 333-157459)).
4.26	—	Form of Amended and Restated Declaration of Trust for Citigroup Capital XXV (incorporated by reference to Exhibit 4.30 to Post-Effective Amendment No. 1 to Citigroup’s Registration Statement on Form S-3 (No. 333-157459)).
4.27	—	Forms of Capital Security for each of the Capital Securities Trusts (included in Exhibits 4.23-4.26).
4.28	—	Form of Guarantee with respect to the Capital Securities of Citigroup Capital XXII (incorporated by reference to Exhibit 4.17 to Post-Effective Amendment No. 2 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.29	—	Form of Guarantee with respect to the Capital Securities of Citigroup Capital XXIII (incorporated by reference to Exhibit 4.32 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.30	—	Form of Guarantee with respect to the Capital Securities of Citigroup Capital XXIV (incorporated by reference to Exhibit 4.33 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.31	—	Form of Guarantee with respect to the Capital Securities of Citigroup Capital XXV (incorporated by reference to Exhibit 4.34 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.32	—	Form of Junior Subordinated Debt Securities (included in Exhibit 4.12).
4.33	—	Form of Stock Purchase Contract will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.

Exhibit
Number		Description

4.34	—	Stock Purchase Contract, dated as of December 22, 2009, between Citigroup, and The Bank of New York Mellon, as purchase contract agent and trustee (incorporate by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on December 24, 2009).
4.35	—	Form of Stock Purchase Unit will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
4.36	—	Certificate of Designation of 6.5% Non-Cumulative Convertible Preferred Stock, Series T, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.37	—	Certificate of Designation of 8.125% Non-Cumulative Preferred Stock, Series AA, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.38	—	Certificate of Designation of 8.40% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.39	—	Certificate of Designation of 8.50% Non-Cumulative Preferred Stock, Series F, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.40	—	Certificate of Designation of Series R Participating Cumulative Preferred Stock of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.41	—	Certificate of Designation of 6.5% Non-Cumulative Convertible Preferred Stock, Series T, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
5.1	—	Opinion of Michael J. Tarpley, Esq.*
5.2	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
8.1	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
12.1	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2010).
12.2	—	Calculation of Ratio of Income to Combined Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2010).
23.1	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	—	Consent of Michael J. Tarpley, Esq. (included in Exhibit 5.1).*
23.3	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).*
24.1	—	Powers of Attorney of certain Directors.*
25.1	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon (formerly, The Bank of New York), as trustee under the Indenture dated as of March 15, 1987, as supplemented.*
25.2	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Indenture dated as of April 12, 2001.*
25.3	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Declaration of Trust of Citigroup Capital XXII.*
25.4	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Declaration of Trust of Citigroup Capital XXIII.*
25.5	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Declaration of Trust of Citigroup Capital XXIV.*
25.6	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Declaration of Trust of Citigroup Capital XXV.*

Exhibit
Number		Description

25.7	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Indenture dated as of July 23, 2004.*
25.8	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XXII.*
25.9	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XXIII.*
25.10	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XXIV.*
25.11	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XXV.*

*	Filed herewith.

Item 17.	Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 1, 2011.

CITIGROUP INC.

By:	/s/ John C. Gerspach
Name:     John C. Gerspach
Title:  Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on March 1, 2011.

Signatures

/s/ Vikram S. Pandit Vikram S. Pandit	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John C. Gerspach John C. Gerspach	Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey R. Walsh Jeffrey R. Walsh	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Richard D. Parsons	Chairman of the Board

* Alain J.P. Belda	Director

* Timothy C. Collins	Director

* Jerry A. Grundhofer	Director

* Robert L. Joss	Director

* Andrew N. Liveris	Director

* Michael E. O’Neill	Director

Signatures

* Lawrence R. Ricciardi		Director

* Judith Rodin		Director

* Robert L. Ryan		Director

* Anthony M. Santomero		Director

* Diana L. Taylor		Director

* William S. Thompson, Jr.		Director

* Ernesto Zedillo		Director

*By:	/s/ John C. Gerspach John C. Gerspach Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Citigroup Capital XXII, Citigroup Capital XXIII, Citigroup Capital XXIV and Citigroup Capital XXV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 1, 2011.

CITIGROUP CAPITAL XXII

By:	/s/ Charles E. Wainhouse
Charles E. Wainhouse, as Trustee

By:	/s/ Michael Verdeschi
Michael Verdeschi, as Trustee

By:	/s/ Jeffrey R. Walsh
Jeffrey R. Walsh, as Trustee

CITIGROUP CAPITAL XXIII

By:	/s/ Charles E. Wainhouse
Charles E. Wainhouse, as Trustee

By:	/s/ Michael Verdeschi
Michael Verdeschi, as Trustee

By:	/s/ Jeffrey R. Walsh
Jeffrey R. Walsh, as Trustee

CITIGROUP CAPITAL XXIV

By:	/s/ Charles E. Wainhouse
Charles E. Wainhouse, as Trustee

By:	/s/ Michael Verdeschi
Michael Verdeschi, as Trustee

By:
/s/  Jeffrey R. Walsh
Jeffrey R. Walsh, as Trustee

CITIGROUP CAPITAL XXV

By:	/s/ Charles E. Wainhouse
Charles E. Wainhouse, as Trustee

By:	/s/ Michael Verdeschi
Michael Verdeschi, as Trustee

By:	/s/ Jeffrey R. Walsh
Jeffrey R. Walsh, as Trustee

EXHIBIT INDEX

Exhibit
Number		Description

1.1	—	Remarketing Agreement, dated October 27, 2009, relating to Debt Securities (incorporated by reference to Exhibit 1.01 to Citigroup’s Current Report on Form 8-K filed on December 15, 2009).
1.2	—	Underwriting Agreement Basic Provisions, dated March 2, 2006, relating to Debt Securities (incorporated by reference to Exhibit 1.01 to Citigroup’s Registration Statement on Form S-3 (No. 333-132177)).
1.3	—	Underwriting Agreement for Common Stock Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.4	—	Underwriting Agreement for Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.5	—	Underwriting Agreement for Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.6	—	Distribution Agreement relating to Citigroup’s Medium-Term Senior Notes, Series H and Medium-Term Subordinated Notes will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.7	—	Form of Underwriting Agreement for Capital Securities (incorporated by reference to Exhibit 1.06 to Citigroup’s Registration Statement on Form S-3 (No. 333-132177)).
1.8	—	Underwriting Agreement for Stock Purchase Contracts will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.9	—	Underwriting Agreement for Stock Purchase Units will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
1.10	—	Underwriting Agreement for Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
4.1	—	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.01 of Citigroup’s Quarterly Report on Form 10-Q for the period ended September 30, 2009).
4.2	—	By-Laws of Citigroup, as amended effective December 15, 2009 (incorporated by reference to Exhibit 3.1 to Citigroup’s Current Report on Form 8-K filed on December 16, 2009).
4.3	—	Citigroup 2009 Stock Incentive Plan, as amended and restated effective April 20, 2010 (incorporated by reference to Citigroup’s Registration Statement on Form S-8 (No. 333-166242)).
4.4	—	Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).
4.5	—	First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation, Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.02 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).
4.6	—	Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to Citigroup’s Registration Statement on Form S-3 (No. 33-55542)).
4.7	—	Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc., Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 5 to Citigroup’s Form 8-A dated December 21, 1992, with respect to Citigroup’s 7 3/4% Notes Due June 15, 1999 (No. 1-9924)).
4.8	—	Fourth Supplemental Indenture, dated as of November 2, 1998, between Citigroup and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup’s Quarterly Report on Form 10-Q for the period ended September 30, 1998).
4.9	—	Fifth Supplemental Indenture, dated as of December 9, 2008, between Citigroup and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.04 to Citigroup’s Current Report on Form 8-K filed on December 11, 2008).
4.10	—	Form of Indenture between Citigroup and JP Morgan Chase Bank (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.10 to Citigroup’s Registration Statement on Form S-3 (No. 333-57364)).

Exhibit
Number		Description

4.11	—	First Supplemental Indenture, dated as of August 2, 2004, between Citigroup and J.P. Morgan Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.13 to Citigroup’s Registration Statement on Form S-3/A (No. 333-117615)).
4.12	—	Indenture, dated July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.28 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).
4.13	—	Form of proposed Common Stock Warrant Agreement for Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
4.14	—	Form of proposed Index Warrant Agreement for Index Warrants, with form of proposed Index Warrant Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
4.15	—	Form of Certificate for Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
4.16	—	Form of Deposit Agreement (incorporated by reference to Exhibit 4.18 to Citigroup’s Registration Statement on Form S-3 (No. 333-27155)).
4.17	—	Form of Depositary Receipt (included in Exhibit 4.16).
4.18	—	Forms of Medium-Term Senior Notes, Series H, and Medium-Term Subordinated Notes, Series H (incorporated by reference to Exhibit 4.18 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).
4.19	—	Certificate of Trust of Citigroup Capital XXII (incorporated by reference to Exhibit 4.06 to Post-Effective Amendment No. 2 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.20	—	Certificate of Trust of Citigroup Capital XXIII (incorporated by reference to Exhibit 4.05 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.21	—	Certificate of Trust of Citigroup Capital XXIV (incorporated by reference to Exhibit 4.06 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.22	—	Certificate of Trust of Citigroup Capital XXV (incorporated by reference to Exhibit 4.07 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.23	—	Form of Amended and Restated Declaration of Trust for Citigroup Capital XXII (incorporated by reference to Exhibit 4.27 to Post-Effective Amendment No. 1 to Citigroup’s Registration Statement on Form S-3 (No. 333-157459)).
4.24	—	Form of Amended and Restated Declaration of Trust for Citigroup Capital XXIII (incorporated by reference to Exhibit 4.28 to Post-Effective Amendment No. 1 to Citigroup’s Registration Statement on Form S-3 (No. 333-157459)).
4.25	—	Form of Amended and Restated Declaration of Trust for Citigroup Capital XXIV (incorporated by reference to Exhibit 4.29 to Post-Effective Amendment No. 1 to Citigroup’s Registration Statement on Form S-3 (No. 333-157459)).
4.26	—	Form of Amended and Restated Declaration of Trust for Citigroup Capital XXV (incorporated by reference to Exhibit 4.30 to Post-Effective Amendment No. 1 to Citigroup’s Registration Statement on Form S-3 (No. 333-157459)).
4.27	—	Forms of Capital Security for each of the Capital Securities Trusts (included in Exhibits 4.23-4.26).
4.28	—	Form of Guarantee with respect to the Capital Securities of Citigroup Capital XXII (incorporated by reference to Exhibit 4.17 to Post-Effective Amendment No. 2 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.29	—	Form of Guarantee with respect to the Capital Securities of Citigroup Capital XXIII (incorporated by reference to Exhibit 4.32 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.30	—	Form of Guarantee with respect to the Capital Securities of Citigroup Capital XXIV (incorporated by reference to Exhibit 4.33 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).
4.31	—	Form of Guarantee with respect to the Capital Securities of Citigroup Capital XXV (incorporated by reference to Exhibit 4.34 to Post-Effective Amendment No. 3 to Citigroup’s Registration Statement on Form S-3 (No. 333-135163)).

Exhibit
Number		Description

4.32	—	Form of Junior Subordinated Debt Securities (included in Exhibit 4.12).
4.33	—	Form of Stock Purchase Contract will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
4.34	—	Stock Purchase Contract, dated as of December 22, 2009, between Citigroup, and The Bank of New York Mellon, as purchase contract agent and trustee (incorporate by reference to Exhibit 4.2 to Citigroup’s Current Report on Form 8-K filed on December 24, 2009).
4.35	—	Form of Stock Purchase Unit will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
4.36	—	Certificate of Designation of 6.5% Non-Cumulative Convertible Preferred Stock, Series T, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.37	—	Certificate of Designation of 8.125% Non-Cumulative Preferred Stock, Series AA, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.38	—	Certificate of Designation of 8.40% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.39	—	Certificate of Designation of 8.50% Non-Cumulative Preferred Stock, Series F, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.40	—	Certificate of Designation of Series R Participating Cumulative Preferred Stock of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
4.41	—	Certificate of Designation of 6.5% Non-Cumulative Convertible Preferred Stock, Series T, of Citigroup Inc. (incorporated by reference to Exhibit 3.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).
5.1	—	Opinion of Michael J. Tarpley, Esq.*
5.2	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
8.1	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters will be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference.
12.1	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2010).
12.2	—	Calculation of Ratio of Income to Combined Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Annual Report on Form 10-Q for the year ended December 31, 2010).
23.1	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	—	Consent of Michael J. Tarpley, Esq. (included in Exhibit 5.1).*
23.3	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).*
24.1	—	Powers of Attorney of certain Directors.*
25.1	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon (formerly, The Bank of New York), as trustee under the Indenture dated as of March 15, 1987, as supplemented.*
25.2	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Indenture dated as of April 12, 2001.*
25.3	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Declaration of Trust of Citigroup Capital XXII.*
25.4	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Declaration of Trust of Citigroup Capital XXIII.*
25.5	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Declaration of Trust of Citigroup Capital XXIV.*

Exhibit
Number		Description

25.6	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Declaration of Trust of Citigroup Capital XXV.*
25.7	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Indenture dated as of July 23, 2004.*
25.8	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XXII.*
25.9	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XXIII.*
25.10	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XXIV.*
25.11	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XXV.*

*	Filed herewith.